                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         USA NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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
                                     [LOGO]

                                                                 March [6], 2000

Dear Stockholder:

    You are invited to attend the 2000 Annual Meeting of Stockholders of USA Networks, Inc., which will be held at The Essex House Hotel, 160 Central Park South, New York, New York on Tuesday, April 4, 2000, at 10:00 a.m., Eastern time.

    At this year's stockholders meeting, you will be asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. The Board of Directors unanimously recommends a vote FOR the proposals listed as items 1 through 5 in the Notice and described in the enclosed Proxy Statement.

    It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

    Attendance at the Annual Meeting will be limited to stockholders of record as of February 28, 2000 and to guests of the Company. I look forward to greeting those of you who will be able to attend the meeting.

                                          Sincerely,

                                          [LOGO]

                                          Barry Diller
                                          CHAIRMAN AND
                                          CHIEF EXECUTIVE OFFICER

   152 WEST 57TH STREET 42ND FLOOR NEW YORK, NEW YORK 10019 212.314.7300 FAX
                                  212.314.7309

                               USA NETWORKS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 4, 2000

To the Stockholders:

    The Annual Meeting of Stockholders of USA Networks, Inc., a Delaware corporation (the "Company" or "USAi"), will be held at The Essex House Hotel, 160 Central Park South, New York, New York, on Tuesday, April 4, 2000, at 10:00 a.m., Eastern time, for the following purposes:

    1. To elect 13 directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

    2. To approve an amendment to USAi's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 800,000,000 shares to 1,600,000,000 shares and to increase the number of authorized shares of Class B common stock from 200,000,000 shares to 400,000,000 shares;

    3. To approve USAi's 2000 Stock and Annual Incentive Plan for USAi's officers and certain key employees and consultants;

    4.  To approve USAi's Deferred Compensation Plan for Non-employee Directors;

    5. To ratify the appointment of Ernst & Young LLP as independent auditors of USAi for the 2000 fiscal year; and

    6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only holders of record of USAi's common stock and Class B common stock as of the close of business on February 28, 2000 are entitled to notice of, and to vote at, the Annual Meeting. You may examine a list of the stockholders of record as of the close of business on February 28, 2000 for any purpose germane to the meeting during the 10-day period preceding the date of the meeting at the offices of USAi, located at 152 West 57th Street, New York, New York 10019.

                                          By order of the Board of Directors,

                                          [LOGO]

                                          Thomas J. Kuhn
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

New York, New York
March 6, 2000

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                               USA NETWORKS, INC.
                              152 WEST 52ND STREET
                                   42ND FLOOR
                               NEW YORK, NY 10019

                                PROXY STATEMENT

    This Proxy Statement (first mailed on or about March [6], 2000) is being furnished to holders of common stock and Class B common stock in connection with the solicitation of proxies by the Board of Directors of USA Networks, Inc. ("USAi" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held for the purposes described in this Proxy Statement. Each copy of this Proxy Statement mailed to holders of common stock and Class B common stock is accompanied by a form of proxy for use at the Annual Meeting.

    The Company effected a two-for one stock split on February 24, 2000 of its outstanding shares of common stock and Class B common stock as of the close of business on February 10, 2000. All of the information presented herein is on a post split basis, except where specifically indicated otherwise.

    At the Annual Meeting, USAi stockholders will be asked:

        (1) To elect 13 members of the USAi Board, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified;

        (2) To approve an amendment to USAi's Restated Certificate of Incorporation ("charter") to increase the number of authorized shares of common stock from 800,000,000 shares to 1,600,000,000 shares and to increase the number of authorized shares of Class B common stock from 200,000,000 shares to 400,000,000 shares;

        (3) To approve USAi's 2000 Stock and Annual Incentive Plan for USAi's officers and certain key employees and consultants;

        (4) To approve USAi's Deferred Compensation Plan for Non-employee Directors;

        (5) To ratify the appointment of Ernst & Young LLP as independent auditors of USAi for the 2000 fiscal year; and

        (6) To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

DATE, TIME AND PLACE OF MEETING

    The Annual Meeting will be held on Tuesday, April 4, 2000 at 10:00 a.m. Eastern time, at The Essex House Hotel, 160 Central Park South, New York, New York.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

    Only holders of record of common stock and Class B common stock at the close of business on February 28, 2000 (the "Record Date") are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Class B common stock is entitled to ten votes per share and common stock is entitled to one vote per share on each matter that Class B common stock and common stock vote together as a single class. At the close of business on the Record Date, there were
[            ] shares of common stock and [            ] shares of Class B
common stock outstanding and entitled to vote.

VOTING AND REVOCATION OF PROXIES

    The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board of Directors of USAi for use at the Annual Meeting. You are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to

USAi. All proxies evidenced by proxy cards that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy card, such proxies will be voted FOR each of the proposals described in this Proxy Statement.

    The Board of Directors of USAi does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the Annual Meeting. So far as is known to the USAi Board, no other matters are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies, except that proxies voted against the charter amendment proposal will not be voted for any motion made for adjournment of the Annual Meeting for purposes of soliciting additional votes to approve the charter amendment proposal.

    A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to The Bank of New York a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). You should send any written notice or new proxy card to USAi c/o The Bank of New York at the following address: USA Networks, Inc., P.O. Box 11070, New York, New York 10203-0070. You may request a new proxy card by calling MacKenzie
Partners, Inc. at 1-800-322-2885.

VOTE REQUIRED

    Election of nine of the director nominees to be elected at the Annual Meeting requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of common stock and Class B common stock voting together as a single class (the "Total Voting Power"). Election of four of the director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of common stock, voting as a separate class.

    Under the Delaware General Corporation Law, approval by the affirmative vote of the holders of a majority of the outstanding shares of the common stock and the Class B common stock, voting as separate classes, is required to amend USAi's charter to increase the number of authorized shares of common stock and Class B common stock pursuant to the charter amendment proposal.

    Approval of USAi's 2000 Stock and Annual Incentive Plan requires the affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy at the Annual Meeting and voting on this proposal. Approval of the 2000 Stock and Annual Incentive Plan is required pursuant to the rules and bylaws of the National Association of Securities Dealers, Inc. and by the Internal Revenue Code of 1986, as amended.

    Approval of USAi's Deferred Compensation Plan for Non-employee Directors requires the affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy at the Annual Meeting and voting on this proposal. Approval of the Deferred Compensation Plan for Non-employee Directors is required pursuant to the rules and bylaws of the National Association of Securities Dealers, Inc.

    Approval of the ratification of auditors requires the affirmative vote of the holders of a majority of the Total Voting Power, present in person or represented by proxy at the Annual Meeting and voting on this proposal.

    Pursuant to a stockholders agreement, each of Universal Studios, Inc. ("Universal"), a subsidiary of The Seagram Company Ltd. ("Seagram"), and Liberty Media Corporation ("Liberty") have granted to Mr. Diller an irrevocable proxy over all USAi securities owned by Universal, Liberty and their affiliates for all matters except for a fundamental change, which requires the consent of each of Mr. Diller, Universal and Liberty. As a result, Mr. Diller, through shares owned by him as well as those owned by Liberty and Seagram, generally controls the vote on 13.5% of the common stock and 100% of the Class B common stock. Thus, regardless of the vote of any other USAi stockholder, Mr. Diller has control over the vote on each matter to be considered by stockholders at the Annual Meeting other than the charter amendment proposal and the election of the four directors to be elected separately by the holders of the common stock.

QUORUM; BROKER NON-VOTES

    A quorum for the transaction of business at the Annual Meeting is a majority
of the shares of common stock or [            ] shares, and a majority of the
shares of Class B common stock, or [            ] shares, issued and outstanding
on the Record Date, which shares must be present in person or represented by proxy at the Annual Meeting in order to be counted towards a quorum. Abstentions and broker non-votes, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will not be voted. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    Approval of the charter amendment proposal requires the vote of a majority of the outstanding shares of common stock and Class B common stock, voting as separate classes. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal. With respect to the other proposals, abstentions will have the same effect as votes against such proposals and broker non-votes will have no effect on the outcome of such proposals.

    If a quorum is not obtained, or if fewer shares of common stock are voted in favor of the charter amendment proposal than is required to adopt such proposal, it is expected that the Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn. Proxies voted against the charter amendment proposal will not be voted in favor of postponement or adjournment of the Annual Meeting for purposes of seeking approval of this proposal.

SOLICITATION OF PROXIES AND EXPENSES

    USAi will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of USAi may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, USAi will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, USAi, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

    USAi has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from USAi stockholders. The fee for such firm's services is estimated not to exceed $12,500 plus reimbursement for reasonable out-of-pocket costs and expenses in connection therewith.

                                     ITEM 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

INFORMATION CONCERNING NOMINEES

    At the upcoming Annual Meeting, a board of 13 directors will be elected, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Messrs. Keough, Savoy and Schwarzkopf and Ms. Busquet have been designated by the Board of USAi as nominees for the positions on the USAi Board to be elected by the holders of USAi common stock voting as a separate class. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors of the Company.

    Background information about the Board's nominees for election is set forth below.

    PAUL G. ALLEN, age 47, has been a director of USAi since July 1997.
Mr. Allen has been a private investor for more than five years, with interests in a wide variety of companies, many of which focus on multimedia digital communications. These companies include Interval Research Corporation, of which Mr. Allen is the controlling shareholder and a director, Vulcan Ventures Inc., of which Mr. Allen is the President, Chief Executive Officer and Chairman of the Board, Vulcan Northwest Inc., of which Mr. Allen is Chairman of the Board, Charter Communications, Inc., of which Mr. Allen is Chairman of the Board, and Vulcan Programming, Inc. In addition, Mr. Allen is the Chairman of the Board of Trail Blazers, Inc. of the National Basketball Association and is the owner and Chairman of the Board of the Seattle Seahawks of the National Football League. Mr. Allen currently serves as a director of Microsoft Corporation and Charter Communications, Inc., and also serves as a director of various private corporations.

    BARRY BAKER, age 47, has been a director and the President and Chief Operating Officer of USAi since March 1999. Mr. Baker was Executive Vice President of Sinclair Broadcast Group, Inc. and served as Chief Executive Officer designate and as a director of Sinclair Communications, Inc. from June 1996 through February 1999. From 1989 through May 1996, Mr. Baker, who was the founder of River City Broadcasting, L.P., served as Chief Executive Officer of River City Broadcasting, L.P., which was acquired by Sinclair Broadcasting. Mr. Baker serves as a director of Ticketmaster-Online CitySearch, Inc., Hotel Reservations Network, Inc., iBEAM Broadcasting Corporation and Production Resource Group, Inc.

    EDGAR BRONFMAN, JR., age 44, has been a director of USAi since
February 1998. He has been President and Chief Executive Officer of Seagram since June 1994. Previously, he was President and Chief Operating Officer of Seagram. Mr. Bronfman is a director of Seagram and a member of the Boards of New York University Medical Center, The Wharton School of the University of Pennsylvania, and the Board of Governors of The Joseph H. Lauder Institute of Management & International Studies at the University of Pennsylvania.

    ANNE M. BUSQUET, age 50, has been a director of USAi since March 1999. She has been the President of American Express Relationship Services since
October 1995. Previously, she had been the Executive Vice President of American Express' Consumer Card Group since November 1993. She is a member of the Board of Trustees for Teach of America, Rheedlen Centers for Children and Families and the Cornell University Trustees Council. She also serves on the Board of Directors for Epsilon and Globeset, Inc.

    BARRY DILLER, age 58, has been a director and the Chairman and Chief Executive Officer of USAi (or its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from
December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is a director and member of the Executive Committee of Seagram, and serves as a director of Ticketmaster Online-CitySearch, Inc. He also serves on the Board of the Museum of Television and Radio, the New

York Public Library, Conservation International and 13/WNET. In addition,
Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television, the New York University Board of Trustees, the Tisch School of the Arts Dean's Council, the Executive Board for the Medical Sciences of University of California, Los Angeles and the Board of the Children's Advocacy Center of Manhattan.

    VICTOR A. KAUFMAN, age 56, has been a director of USAi since December 1996 and has been Vice Chairman of USAi since October 1999. Previously, Mr. Kaufman served in the Office of the Chairman for USAi since January 1997 and as Chief Financial Officer of USAi since November 1, 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Savoy since March 1992 and as a director of Savoy since February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. from 1983 until
December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also serves as a director of Ticketmaster-Online CitySearch, Inc. and Hotel Reservations Network, Inc.

    DONALD R. KEOUGH, age 73, has been a director of USAi since September 1998. He is Chairman of the Board of Allen & Company Incorporated, a New York investment banking firm. He was elected to that position in April 1993.
Mr. Keough retired as President, Chief Operating Officer and a director of The Coca-Cola Company in April 1993. Mr. Keough serves as a director on the boards of H.J. Heinz Company, The Washington Post Company, McDonald's Corporation and YankeeNets, LLC, and is Chairman of Excalibur Corporation. He is immediate past chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations.

    ROBERT W. MATSCHULLAT, age 52, has been a director of USAi since
February 1998. He has been Vice Chairman of Seagram since October 1995 and also served as Chief Financial Officer of Seagram from October 1995 to
December 1999. Prior to joining Seagram, Mr. Matschullat was Managing Director and Head of Worldwide Investment Banking for Morgan Stanley & Co., Inc. and a director of Morgan Stanley Group, Inc., investment bankers. Mr. Matschullat is a director of Seagram and the Clorox Corporation.

    SAMUEL MINZBERG, age 50, has been a director of USAi since February 1998. He has been President and Chief Executive Officer of Claridge Inc., a management company, since January 1, 1998. Previously, he was Chairman of and a partner in the Montreal office of Goodman, Phillips and Vineberg, attorneys at law, of which he is currently of counsel. Mr. Minzberg is a director of Seagram and Koor Industries, Ltd.

    BRIAN C. MULLIGAN, age 40, has been a director of USAi since December 1999. He has been Executive Vice President and Chief Financial Officer of Seagram since January 2000. Prior to that time, Mr. Mulligan served as co-Chairman of Universal Pictures from June 1999 to December 1999, as Executive Vice President, Finance and Operations, of Universal Studios, Inc. from November 1998 through May 1999, as Senior Vice President, Corporate Development and Strategic Planning, of Universal Studios from December 1997 to November 1998, as Vice President, Corporate Development, of Universal Studios from June 1995 through November 1997, and as Vice President, Corporate Finance, of Universal Studios, from December 1994 to May 1995. Mr. Mulligan served as a director of Loews Cineplex Entertainment Corporation from June 1998 to November 1999.

    WILLIAM D. SAVOY, age 35, has been a director of USAi since July 1997. Currently, Mr. Savoy serves as President of Vulcan Northwest Inc., managing the personal finances of Paul Allen, and Vice President of Vulcan Ventures Inc., a venture capital fund wholly owned by Paul Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988.
Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as director of Charter Communications, Inc., drugstore.com, Go2Net, Inc., Harbinger Corporation, High Speed Access Corporation, Metricom, Inc., Telescan, Inc., Ticketmaster
Online-CitySearch, Inc. and Value America.

    GEN. H. NORMAN SCHWARZKOPF, age 65, has been a director of USAi since December 1996. He previously had served as a director of Home Shopping Network since May 1996. Since his retirement from the military in August 1991, Gen. Schwarzkopf has been an author, a lecturer and a participant in several television specials and works with NBC as a consultant. From August 1990 to August 1991, he served as Commander-in-Chief, United States Central Command and Commander of Operations, Desert Shield and Desert Storm. General Schwarzkopf had 35 years of service with the military. He is also on the Nature Conservancy's President's Conservation Council, Chairman of the Starbright Capital Campaign, co-founder of the Boggy Creek Gang, a member of the University of Richmond Board of Trustees, and serves on the Boards of Directors of Remington Arms Company and Cap CURE, Association for the Cure of Cancer of the Prostate.

    DIANE VON FURSTENBERG, age 52, has been a director of USAi since
March 1999. She is the founder of Diane Von Furstenberg Studio L.P. and has served as its Chairman since August 1995. Previously, she was the Chairman of Diane Von Furstenberg Studio, which she also founded.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR NAMED ABOVE.

INFORMATION CONCERNING EXECUTIVE OFFICERS

    Background information about the Company's executive officers who are not nominees for election as director is set forth below.

    MICHAEL P. DURNEY, age 37, has been Vice President and Controller of USAi since March 1998. Prior to joining USAi, from 1996 to 1998, he was the Chief Financial Officer of Newport Media, Inc., and from 1994 to 1996, he was Executive Vice President of Finance of Hallmark Entertainment, Inc. From 1989 to 1994, he was Vice President, Controller of Univision Television Group, Inc.

    THOMAS J. KUHN, age 37, has been Senior Vice President, General Counsel and Secretary of USAi since February 1998. Prior to joining USAi, from 1996 to 1998, he was a partner in the New York City law firm of Howard, Smith & Levin LLP. From 1989 until 1996, Mr. Kuhn was associated with the law firm of Wachtell, Lipton, Rosen & Katz in New York City.

    MICHAEL SILECK, age 40, has been Senior Vice President and Chief Financial Officer of USAi since October 1999. Prior to that time, he served as Chief Financial Officer of USA Networks, a division of USAi, from September 1999 to October 1999. Before joining USA Networks, Mr. Sileck served as Vice President of Finance of Sinclair Broadcast Group from June 1996 to August 1999. Prior to that time, Mr. Sileck served as Director of Finance at River City Broadcasting from July 1990 to June 1996. Mr. Sileck serves as a director of Hotel Reservations Network, Inc.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board met five times during 1999. During 1999, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

    The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee, and the Performance-Based Compensation Committee. The Board does not have a nominating committee.

    EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors, consisting of Messrs. Baker, Bronfman, Diller and Kaufman, has all the power and authority of the Board of Directors of the Company, except those powers specifically reserved to the Board by Delaware law or the Company's organizational documents. The Executive Committee met one time during 1999 and acted by unanimous written consent two times.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors, currently consisting of Messrs. Keough and Savoy and Gen. Schwarzkopf, is authorized to recommend to the Board of Directors independent certified public accounting firms for selection as auditors of the Company; make recommendations to the Board of Directors on auditing matters; examine and make recommendations to the Board of Directors concerning the scope of audits; and review and approve the terms of transactions between or among the Company and related parties. None of the members of the Audit Committee is an employee of the Company. Mr. Keough is Chairman of the Audit Committee. The Audit Committee met five times during 1999.

    COMPENSATION/BENEFITS COMMITTEE. The Compensation/Benefits Committee of the Board of Directors, currently consisting of Messrs. Keough and Savoy and Ms. Busquet, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, except that the Performance-Based Compensation Committee exercises such powers with respect to performance-based compensation of corporate officers who are, or who are likely to become, subject to Section 162(m) of the Internal Revenue Code. The Compensation/Benefits Committee is also authorized to exercise all of the powers of the Board of Directors in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. None of the members of the Compensation/Benefits Committee is an employee of the Company. Mr. Savoy is Chairman of the Compensation/Benefits Committee. The Compensation/Benefits Committee met nine times during 1999.

    PERFORMANCE-BASED COMPENSATION COMMITTEE. The Performance-Based Compensation Committee of the Board of Directors, currently consisting of Mr. Savoy and Ms. Busquet, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to performance-based compensation of corporate officers who are, or are likely to become, subject to
Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers, unless certain conditions are met. None of the members of the Performance-Based Compensation Committee is an employee of the Company. The Performance-Based Compensation Committee met two times during 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents, as of January 31, 2000, information relating to the beneficial ownership of USAi's common stock by (1) each person known by USAi to own beneficially more than 5% of the outstanding shares of USAi's common stock, (2) each director of USAi, (3) each of the Chief Executive Officer and the four other most highly compensated executive officers of USAi who served in such capacities as of December 31, 1999 (the "Named Executive Officers"), and
(4) all executive officers and directors of USAi as a group. The table also presents, as of January 31, 2000, information relating to the beneficial ownership of shares of Class B common stock of Ticketmaster-Online
CitySearch, Inc., a subsidiary of USAi ("TMCS"), by (1) each director of USAi,
(2) each of the Named Executive Officers, and (3) all executive officers and directors of USAi as a group.

    Unless otherwise indicated, beneficial owners listed here may be contacted at USAi's corporate headquarters address, 152 West 57th Street, New York, New York 10019. For each listed person, the number of shares of USAi common stock and TMCS Class B common stock and percent of each such class listed assumes the conversion of any shares of USAi Class B common stock and TMCS Class A common stock owned by such person, but does not assume the conversion of USAi Class B common stock and TMCS Class A common stock owned by any other person. Shares of USAi Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of USAi common stock, and shares of TMCS Class A common stock may at the option of the holder be converted on a one-for-one basis into shares of TMCS Class B common stock. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares and percent of class listed includes shares of USAi common stock and TMCS Class B common stock that may be acquired by such person upon exercise of stock options that are or will be exercisable within 60 days of January 31, 2000.

    The information set forth in this section reflects the two-for-one stock split which became effective for holders of record at the close of business on February 10, 2000.

    The percentage of votes for all classes of USAi common stock is based on one vote for each share of USAi common stock and ten votes for each share of USAi Class B common stock. These figures do not include any unissued shares of USAi common stock or USAi Class B common stock issuable upon conversion of Liberty's Home Shopping Network, Inc. ("Holdco") shares and USANi LLC shares beneficially owned by Liberty or Seagram. The percentage of votes for all classes of TMCS common stock is based on 15 votes for each share of TMCS Class A common stock and one vote for each of TMCS Class B common stock.

                                                         NUMBER OF          PERCENT    PERCENT OF VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER   TITLE OF CLASS     SHARES            OF CLASS    (ALL CLASSES)
------------------------------------   --------------   -----------         --------   ----------------
Capital Research & Management Co.....  USAi common       16,993,000(1)         6.2%           1.9%
  333 South Hope Street
  Los Angeles, CA 90071

Fidelity Management & Research         USAi common       14,528,320(1)         5.3%             *
  Corporation........................
  82 Devonshire Street
  Boston, MA 02109

Liberty Media Corporation............  USAi common       66,521,960(2)(3)     20.5%          56.7%
  9197 South Peoria Street
  Englewood, CO 80112

The Seagram Co. Ltd..................  USAi common       31,611,308(4)        11.0%          16.8%
  375 Park Avenue
  New York, NY 10152

Barry Diller.........................  USAi common      140,630,564(2)(5)     37.2%          74.9%
                                       TMCS Class B              --(6)           *              *

Paul Allen...........................  USAi common       31,684,030(7)        11.5%           3.5%
                                       TMCS Class B         105,622(8)           *              *

Barry Baker..........................  USAi common          610,600(9)           *              *
                                       TMCS Class B              --              *              *

Edgar J. Bronfman, Jr................  USAi common               --              *              *
                                       TMCS Class B              --              *              *

                                                         NUMBER OF          PERCENT    PERCENT OF VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER   TITLE OF CLASS     SHARES            OF CLASS    (ALL CLASSES)
------------------------------------   --------------   -----------         --------   ----------------
Anne M. Busquet......................  USAi common            4,000(10)          *              *
                                       TMCS Class B              --              *              *

Michael P. Durney....................  USAi common           64,318(11)          *              *
                                       TMCS Class B              --              *              *

Victor A. Kaufman....................  USAi common          940,338(12)          *              *
                                       TMCS Class B              --              *              *

Donald R. Keough.....................  USAi common          121,344(13)          *              *
                                       TMCS Class B              --              *              *

Thomas J. Kuhn.......................  USAi common          169,660(14)          *              *
                                       TMCS Class B             500(15)          *              *

Robert W. Matschullat................  USAi common               --              *              *
                                       TMCS Class B              --              *              *

Samuel Minzberg......................  USAi common               --              *              *
                                       TMCS Class B              --              *              *

Brian C. Mulligan....................  USAi common               --              *              *
                                       TMCS Class B              --              *              *

William D. Savoy.....................  USAi common          176,822(16)          *              *
                                       TMCS Class B          10,000(17)          *              *

Gen. H. Norman Schwarzkopf...........  USAi common          145,670(18)          *              *
                                       TMCS Class B              --              *              *

Diane Von Furstenberg................  USAi common               --              *              *
                                       TMCS Class B              --              *              *

All executive officers and directors   USAi common      174,547,346           45.9%          78.3%
  as a group (16 persons)............  TMCS Class B       1,418,523              *              *

------------------------

*   The percentage of shares beneficially owned does not exceed 1% of the class.

(1) Based upon information filed with the Securities and Exchange Commission by Capital Research & Management Co. and Fidelity Management & Research Corporation as of December 31, 1999.

(2) Liberty, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to a stockholders agreement under which Liberty and Mr. Diller have formed BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC. (collectively, the "BDTV Entities") which entities, as of January 31, 2000, held 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of USAi Class B common stock, respectively, and an aggregate of 44 shares of USAi common stock collectively. Mr. Diller generally has the right to vote all of the shares of USAi common stock and USAi Class B common stock held by the BDTV Entities, and the shares of USAi common stock and USAi Class B common stock held by Seagram and Liberty.

(3) Consists of 16,918,464 shares of USAi common stock and 756,644 shares of USAi Class B common stock held by Liberty as to which Mr. Diller has general voting power and 44 shares of USAi common stock and 48,846,808 shares of USAi Class B common stock held by the BDTV Entities. These shares are subject to the stockholders agreement.

(4) Consists of 18,181,308 shares of USAi common stock and 13,430,000 shares of USAi Class B common stock held by Universal as to which Mr. Diller has general voting power and which are otherwise beneficially owned by Seagram. These shares are subject to the stockholders agreement.

(5) Consists of 2,059,908 shares of USAi common stock owned by Mr. Diller, options to purchase 40,373,388 shares of USAi common stock granted under USAi's stock option plans, 64,000 shares of USAi common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 44 shares of USAi common stock and 48,846,808 shares of USAi Class B common stock held by the BDTV Entities, and 16,918,464 shares of USAi common stock and 756,644 shares of USAi Class B common stock which are held by Liberty, and 18,181,308 shares of USAi common stock and 13,430,000 shares of USAi Class B common stock, which are held by Universal and otherwise beneficially owned by Seagram, as to which Mr. Diller has general voting authority under the stockholders agreement.

(6) Excludes 43,782,544 shares of TMCS Class A common stock owned by USAi, as to which Mr. Diller disclaims beneficial ownership. These shares are convertible into an equal number of shares of TMCS Class B common stock.

(7) Consists of 31,644,028 shares of USAi common stock and options to purchase 40,002 shares of USAi common stock granted under USAi's stock option plans.

(8) Consists of 10,000 shares of TMCS Class B common stock held by Mr. Allen and 95,622 shares of TMCS Class B common stock held by Vulcan Ventures, Inc.

(9) Consists of 10,600 shares of USAi common stock and options to purchase 600,000 shares of USAi common stock granted under USAi's stock option plans.

(10) Consists of 4,000 shares of USAi common stock.

(11) Consists of 4,318 shares of USAi common stock and options to purchase 60,000 shares of USAi common stock granted under USAi's stock option plans.

(12) Consists of 34,338 shares of USAi common stock and options to purchase 906,000 shares of USAi common stock granted under USAi's stock option plans.

(13) Consists of 84,676 shares of USAi common stock and options to purchase 36,668 shares of USAi common stock granted under USAi's stock option plans. Excludes 3,079,056 shares of USAi common stock beneficially owned, as of December 31, 1999, by Allen & Co., for which Mr. Keough serves as Chairman. Mr. Keough disclaims beneficial ownership of such shares.

(14) Consists of 3,624 shares of USAi common stock, 1,036 shares of USAi common stock purchased under USAi's 401(k) Retirement Savings Plan and options to purchase 165,000 shares of USAi common stock granted under USAi's stock option plans.

(15) Consists of 500 shares of TMCS Class B common stock.

(16) Consists of 58,000 shares of USAi common stock and options to purchase 118,822 shares of USAi common stock granted under USAi's stock option plans.

(17) Consists of 10,000 shares of TMCS Class B common stock.

(18) Consists of options to purchase 145,670 shares of USAi common stock granted under USAi's stock option plans.

    The following table presents, as of January 31, 2000, information relating to the beneficial ownership of USAi's Class B common stock:

                                                              NUMBER OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES     OF CLASS
------------------------------------                          ----------   --------
Barry Diller(1).............................................  63,033,452      100%
  c/o USA Networks, Inc.
  152 West 57th Street
  New York, NY 10019

Liberty Media Corporation(1)(2).............................  49,603,452     78.7%
  9197 South Peoria Street
  Englewood, CO 80112

BDTV Entities(1)(2).........................................  48,846,808     77.5%
  (includes BDTV INC., BDTV II INC.,
  BDTV III INC. and BDTV IV INC.)
  8800 West Sunset Boulevard
  West Hollywood, CA 90069

The Seagram Company Ltd.(3).................................  13,430,000     21.3%
  375 Park Avenue
  New York, NY 10152

------------------------

(1) These figures do not include any unissued shares of common stock or Class B common stock issuable upon conversion of Liberty's Holdco shares and USANi LLC shares beneficially owned by Liberty or Seagram.

(2) Liberty, Universal, Seagram, the parent of Universal, USAi and Mr. Diller are parties to the stockholders agreement, under which Liberty and Mr. Diller have formed the BDTV Entities which entities hold 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of Class B common stock, respectively. Mr. Diller generally has the right to vote all of the shares of Class B common stock held by the BDTV Entities and the shares of Class B common stock held by Universal and Liberty. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities.

(3) Mr. Diller generally votes all of the shares held by Seagram under the terms of the stockholders agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company, and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 1999, except that Donald R. Keough filed a Form 5 in lieu of amending his timely filed Form 3 to report 1,000 shares of common stock owned by his wife at the time he became subject to
Section 16.

                                     ITEM 2

        AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

    On February 24, 2000, the Company effected a two-for-one stock split in the form of a dividend of one share of common stock for each share of common stock outstanding as of February 10, 2000, and an identical stock dividend with respect to the Company's Class B common stock, paid in the form of one share of Class B common stock for each outstanding Class B share as of February 10, 2000. As of February 10, 2000, 137,526,162 shares of common stock and 31,516,726 shares of Class B common stock were issued and outstanding and 217,476,318 shares of common stock were reserved for issuance under stock plans, for conversion and exchange of the Company's convertible and exchangeable securities and for other purposes. To preserve future flexibility, stockholders are being asked to approve an increase in the Company's authorized share capital.

    Specifically, stockholders are being asked to consider and approve an amendment to Article IV of the Company's charter to increase the number of authorized shares of common stock from 800,000,000 shares to 1,600,000,000 shares and the authorized shares of Class B common stock from 200,000,000 shares to 400,000,000 shares. The number of authorized shares of preferred stock, par value $.01 per share, will remain unchanged at 15,000,000 shares. The additional shares of common stock and Class B common stock to be authorized would be available for general corporate purposes, including in connection with future acquisitions.

    Authorized but unissued shares of the Company's common stock and Class B common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or the rules of any stock exchange on which the Company's securities are then listed and except as otherwise required by the Company's agreements with Universal and Liberty.

    The increase in authorized common stock and Class B common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock and Class B common stock without requiring future stockholder approval of such issuances, subject to the exceptions set forth above. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. Other than Universal and Liberty, the holders of common stock have no preemptive rights.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CHARTER TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 800,000,000 TO 1,600,000,000 AND TO INCREASE THE AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 200,000,000 TO 400,000,000.

                                     ITEM 3

         APPROVAL OF THE COMPANY'S 2000 STOCK AND ANNUAL INCENTIVE PLAN

INTRODUCTION

    The Board has adopted the 2000 Stock and Annual Incentive Plan ("2000 Incentive Plan"), effective as of February 22, 2000, subject to approval by USAi's stockholders. The purpose of the 2000 Incentive Plan is to give USAi a competitive advantage in attracting, retaining and motivating officers and employees and to provide USAi with the ability to provide incentives more directly linked to the profitability of USAi's businesses and increases in stockholder value. On February 22, 2000, the closing price of USAi's common stock on The Nasdaq Stock Market was $22.656, as adjusted to reflect the two-for-one stock split to holders of record as of the close of business on February 10, 2000.

DESCRIPTION

    Set forth below is a summary of certain important features of the 2000 Incentive Plan, which summary is qualified in its entirety by reference to the actual plan attached as Appendix A to this Proxy Statement.

    ADMINISTRATION

    The 2000 Incentive Plan will be administered by the Compensation/Benefits Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"). Among other things, the Committee will have the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards.

    ELIGIBILITY

    Persons who serve or agree to serve as officers, employees, non-employee directors or consultants of USAi and its subsidiaries and affiliates designated by the Committee who are responsible for or contribute to the management, growth and profitability of USAi are eligible to be granted awards under the 2000 Incentive Plan.

    PLAN FEATURES

    The 2000 Incentive Plan authorizes the issuance of up to 20,000,000 shares of common stock pursuant to the grant or exercise of stock options, including incentive stock options ("ISOs"), nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, performance units and bonus awards. No single participant may be granted awards pursuant to the 2000 Incentive Plan covering in excess of 16,000,000 shares of common stock over the life of the 2000 Incentive Plan. The shares subject to grant under the 2000 Incentive Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. No awards outstanding on the termination date of the 2000 Incentive Plan shall be affected or impaired by such termination. Awards generally will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options, pursuant to a qualified domestic relations order or, if permitted in the option agreement, pursuant to a gift to an optionee's immediate family or a specified individual (or a trust, partnership or limited liability company for such family or individual) or a charitable organization.

    As indicated above, several types of stock grants can be made under the 2000 Incentive Plan. A summary of these grants is set forth below.

    STOCK OPTIONS. The exercise price of options cannot be less than 100% of the fair market value of the stock underlying the options on the date of grant. Optionees may pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by "cashless exercise" through a broker or by withholding shares otherwise receivable on exercise. The term of options shall be as determined by the Committee, but an ISO may not have a term longer than ten years from the date of grant. The Committee will determine the vesting and exercise schedule of options, and the extent to which they will be exercisable after the optionee's employment terminates. Generally, unvested options terminate upon the termination of employment, and vested options will remain exercisable for one year after the optionee's death, three years after the optionee's termination for disability, five years after the optionee's retirement and 90 days after the optionee's termination for any other reason. Vested options will also terminate upon the optionee's termination for Cause (as defined in the 2000 Incentive Plan).

    SARS. SARs may be granted in conjunction with an option. An SAR entitles the holder to receive, upon exercise, the excess of the fair market value of a specified number of shares of common stock at the time of exercise over a specified price per share. Such amount will be paid to the holder in stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine. An SAR is exercisable only when the related option is exercisable. The option will be cancelled to the extent that its related SAR is exercised, and the SAR will be cancelled to the extent the option is exercised.

    RESTRICTED STOCK. Restricted stock may be granted with such restriction periods as the Committee may designate. The Committee may provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied. These performance goals must be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, profits, return on operating assets, return on equity, EBITDA, stock price appreciation and/or total stockholder return. Such performance goals may be based on the performance of USAi or such subsidiary, affiliate, division or department of USAi for which the participant performs services, and also may be based on the attainment of specified levels of USAi's performance under one or more of the measures described above relative to the performance of other corporations. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." The terms and conditions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by USAi. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, and is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than such restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award.

    PERFORMANCE UNITS. The Committee may grant performance units payable in cash or shares of common stock, conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee. An "Award Cycle" consists of a period of consecutive fiscal years or portions thereof designated by the Committee over which performance units are to be earned. At the conclusion of a particular award cycle, the Committee will determine the number of performance units granted to a participant that have been earned and will deliver to such participant (i) the number of shares of common stock equal to the number of performance units determined by the Committee to have been earned and/or (ii) cash equal to the fair market value of such shares. The Committee may, in its discretion, permit participants to defer the receipt of payment under performance units.

    BONUS AWARDS. Bonus awards granted to eligible employees of USAi and its subsidiaries and affiliates under the 2000 Incentive Plan shall be based upon the attainment of the Performance Goals established by the Committee for the plan year. Bonus amounts earned by any individual shall be limited to $10,000,000 for any plan year. Bonus amounts will be paid in cash or, in the discretion of the Committee, in common stock, as soon as practicable (but within 90 days) following the end of the plan year. The Committee may reduce or eliminate a participant's bonus award in any year notwithstanding the achievement of Performance Goals.

    TAX OFFSET BONUSES. At the time an award is made under the 2000 Incentive Plan or at any time thereafter, the Committee may grant to the participant receiving such award the right to receive a cash payment in an amount specified by the Committee to be paid if the award results in compensation income to the participant.

    CHANGE IN CAPITALIZATION OR CHANGE IN CONTROL

    The 2000 Incentive Plan provides that, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spinoff or other distribution of property, or any reorganization or partial or complete liquidation of USAi, the Committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the 2000 Incentive Plan, in the individual grant limits under the 2000 Incentive Plan, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the 2000 Incentive Plan as may be determined to be appropriate by the Committee or the Board, in its sole discretion. The 2000 Incentive Plan also provides that in the event of a Change in Control (as defined in the 2000 Incentive Plan) of USAi (i) any SARs and stock options outstanding as of the date of the Change in Control, which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested, (iii) all performance units will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such performance units will be settled in cash or shares of USAi common stock as promptly as practicable, (iv) stock options may be surrendered, subject to certain limitations, at any time during the 60-day period following such Change in Control, for a cash payment (or, in certain circumstances, an equivalent number of shares of USAi common stock or common stock of an acquiror) equal to the spread between the exercise price of the option and the Change in Control Price (as defined in the 2000 Incentive
Plan) and (v) bonus awards may be paid out in whole or in part, in the discretion of the Committee, notwithstanding whether Performance Goals have been achieved.

    AMENDMENT AND DISCONTINUANCE

    The 2000 Incentive Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award, performance unit award or bonus award previously granted without the optionee's or recipient's consent. The 2000 Incentive Plan may not be amended without stockholder approval to the extent such approval is required by law or agreement.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

    NONQUALIFIED OPTIONS

    Upon the grant of a nonqualified option, the optionee will not recognize any taxable income and USAi will not be entitled to a deduction. Upon the exercise of such an option or related SAR, the excess of the fair market value of the shares acquired on the exercise of the option or SAR over the exercise price or the cash paid under an SAR (the "spread") will constitute compensation taxable to the optionee as ordinary income. USAi, in computing its U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee, subject to the limitations of Code
Section 162(m).

    ISOS

    An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and, thereby, may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax.

    Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO, after the later of (i) two years from the date of grant of the ISO or
(ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period "), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The corporation is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 2000 INCENTIVE PLAN.

                                     ITEM 4

     APPROVAL OF THE DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

INTRODUCTION

    The Board of Directors has approved the Deferred Compensation Plan for Non-Employee Directors (the "Directors' Plan"), effective upon approval of the plan by USAi's stockholders. The purpose of the Directors' Plan is to provide each non-employee director with an opportunity to defer some or all of such director's annual retainer fees and, if so elected by such director, to receive compensation for services in the form of equivalent stock units equivalent to USAi common stock.

DESCRIPTION

    Set forth below is a summary of certain important features of the Directors' Plan, which summary is qualified in its entirety by reference to the actual plan attached as Appendix B to this Proxy Statement.

    ADMINISTRATION

    The Directors' Plan will be administered by the Secretary of USAi, who will have authority to adopt rules for carrying out the plan and to interpret, construe and implement the provisions of the plan.

    ELIGIBILITY

    Members of the Board of Directors ("eligible directors") who are not employees of USAi or any subsidiary or affiliate of USAi are eligible to participate in the Directors' Plan. As of the date of this Proxy Statement, there are six eligible directors.

    PLAN FEATURES

    Under the Directors' Plan, two alternatives are offered to eligible directors who may wish to defer receipt of all or a portion of their annual directors' fees otherwise payable in cash on a current basis. Under the Directors' Plan, eligible directors who defer their directors' fees can elect to have such deferred fees applied to the purchase of "Share Units", representing the number of shares of USAi common stock that could have been purchased on the relevant date, or to be credited to a "Cash Fund", which Fund will earn interest at an annual rate equivalent to the weighted average prime lending rate of The Chase Manhattan Bank. Eligible directors can choose to have their deferred fees allocated to any combination of Share Units or the Cash Fund, without duplication, for each year in which fees are deferred.

    Any election to defer fees must be made by giving notice prior to November 1 of each year, and such election is only effective for compensation payable during the calendar year following such notice and thereafter. The investment in Share Units is made, for a relevant year, at the time any cash fees would otherwise be payable to the eligible director by converting such cash fees to Share Units using the last sale price for USAi common stock at such time. If any dividends are paid on the USAi common stock, a director's Share Unit account will be credited with the amount of shares that theoretically could be purchased with the amount of dividends payable on the number of shares (equal to the number of Share Units) in the director's account immediately prior to the payment of such dividends.

    For an eligible director, distribution of shares of USAi common stock from a Share Unit account or of cash payments from the Cash Fund commences on the later of January 15 of the year following the year in which service as a director terminates or six months from the date on which service as a director terminates, whichever is later. Upon termination, a director will receive
(1) with respect to Share Units, such number of shares of USAi common stock as the Share Units represent; and (2) with respect to the Cash Fund, a cash payment. The payments made upon termination will be either in a lump sum or in installments, as previously elected by the eligible director at the time of the related election.

    The amounts deferred under the Directors' Plan are not intended to be included in the gross income of the relevant participant until such time as the deferred amounts are distributed to the participant or his or her estate. USAi will be entitled to a deduction for tax purposes for compensation paid in the same amount and at the same time as income is recognized by the participant.

    CHANGE IN CAPITALIZATION OR CHANGE IN CONTROL

    The Directors' Plan permits the Board of Directors to elect to pay out the cash value of a Director's account (whether or not represented by Share Units) upon the occurrence of specified corporate acquisition transactions. Alternatively, the Board of Directors may elect, in the event of a merger of the Company or sale of all or substantially all of the property of the Company to have a successor corporation assume the Company's obligations under the Directors' Plan and to substitute an appropriate number of shares of stock and Share Units of such successor entity. The Directors' Plan also provides that on the date of any stock split, stock dividend or other change in corporate capitalization the number of Share Units will be credited with the amount necessary to provide an equitable adjustment or substitution.

    PLAN MAXIMUM

    The total number of Share Units that may be credited to the Accounts of all eligible directors, and the total number of shares of USAi common stock that may be issued, under the Directors' Plan is 100,000.

    AMENDMENTS

    The Directors' Plan may be amended, modified or terminated at any time by the Board of Directors of the Company; provided, however, that no such amendment, modification or termination shall, without the consent of an eligible director, adversely affect such director's rights with respect to amounts theretofore accrued to such director's account.

    NEW PLAN BENEFITS

    As of the date of this Proxy Statement, no elections have been made by eligible directors to defer fees for future calendar years under the Directors' Plan. Accordingly, benefits or amounts to be received under such Plan by any person are not determinable.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE DIRECTORS' PLAN.

                                     ITEM 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board has appointed Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2000 and until their successors are elected. The appointment was made upon the recommendation of the Audit Committee, which is comprised of directors who are not employees of the Company.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

    THE BOARD CONSIDERS ERNST & YOUNG TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THEIR APPOINTMENT AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2000.

                             EXECUTIVE COMPENSATION

GENERAL

    This section of the Proxy Statement sets forth certain information pertaining to compensation of the Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer, as well as information pertaining to the compensation of members of the Board of Directors of the Company.

    The following table presents information concerning total compensation earned by the Named Executive Officers--the Chief Executive Officer and the four other most highly compensated executive officers of USAi who served in such capacities as of December 31, 1999--for services rendered to USAi during each of the last three fiscal years. The information presented below represents all compensation earned by the Named Executive Officers for all services performed for USAi or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                              ANNUAL COMPENSATION                      COMPENSATION
                                    ----------------------------------------     -------------------------
                                                                   OTHER         RESTRICTED
                                                                  ANNUAL           STOCK          STOCK        ALL OTHER
NAME & PRINCIPAL          FISCAL     SALARY        BONUS       COMPENSATION        AWARDS        OPTIONS     COMPENSATION
POSITION                   YEAR       ($)           ($)           ($)(1)            ($)           (#)(2)          ($)
----------------         --------   --------     ---------     -------------     ----------     ----------   -------------
Barry Diller...........    1999     500,000             --             --               --              --       920,992(4)(5)
  Chairman and Chief       1998     126,923(3)          --             --               --              --     1,288,472(4)(5)
  Executive Officer        1997          --             --             --               --      19,000,000     1,282,343(4)

Barry Baker............    1999     601,947(7)   1,225,000(8)     105,000(9)     5,516,875(10)   3,100,000         1,250(5)
  President and Chief
  Operating Officer(6)

Victor A. Kaufman......    1999     500,000      1,050,000             --          837,188(12)     700,000         4,800(5)
  Vice Chairman(11)        1998     500,000        450,000(13)         --          500,000(14)     200,000         4,800(5)
                           1997     500,000             --             --               --       1,000,000            --

Thomas J. Kuhn.........    1999     450,000        450,000(8)          --               --              --         4,800(5)
  Senior Vice              1998     398,077(16)    450,000(13)         --          187,500(14)     500,000         2,118(5)
  President, General
  Counsel and
  Secretary(15)

Michael P. Durney......    1999     250,000        125,000(8)          --               --              --         4,800(5)
  Vice President and       1998     187,500(18)    125,000(13)         --               --         140,000         1,731(5)
  Controller(17)

------------------------

 (1) Disclosure of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers is only required where the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the Named Executive Officer's salary and bonus for the year.

 (2) All figures in this column reflect options to purchase common stock, as adjusted, to the extent applicable, for two two-for-one stock splits that became effective for holders of record as of the close of business on March 12, 1998 and February 10, 2000, respectively.

 (3) Reflects an annual base salary of $500,000 commencing September 25, 1998.

 (4) Mr. Diller was granted options in 1995 to purchase 7,583,388 shares of common stock, vesting over a four-year period, at an exercise price below the fair market value of common stock on the date of grant. USAi has amortized unearned compensation of $995,856 in 1997, $999,162 in 1998 and $630,912 in 1999. In addition, Mr. Diller has an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 payable to USAi which was used to purchase 883,976 shares of common stock. As a result, Mr. Diller had compensation for imputed interest of $286,487 in 1997, $286,368 in 1998 and $286,368 in 1999.

 (5) Includes USAi's matching contributions under its 401(k) Retirement Savings Plan. Under the 401(k) Plan as in effect through December 31, 1999, USAi matches $.50 for each dollar a participant contributes up to the first 6% of compensation.

 (6) Mr. Baker joined USAi as its President and Chief Operating Officer on February 8, 1999.

 (7) Reflects an annual base salary of $100,000 for the period from February 8, 1999 to March 15, 1999 and an annual base salary of $750,000 for the period from March 15, 1999 through December 31, 1999.

 (8) Of this amount, Messrs. Baker, Kuhn and Durney elected to defer $245,000, $45,000 and $62,500, respectively, under USAi's 1999 Bonus Stock Purchase Program. Under the 1999 Bonus Stock Purchase Program in lieu of receiving a cash payment for the entire amount of their 1999 bonuses, all bonus eligible employees of USAi had a right to elect to purchase shares of common stock with up to 50% of the value of their 1999 bonus payments. Employees received a 20% discount on the purchase price of these bonus shares, which was based upon the price at which options were granted broadly to USAi employees as part of USAi's year-end compensation process.

 (9) Includes a housing allowance of $105,000.

(10) As of December 31, 1999, Mr. Baker held a total of 140,000 shares of restricted common stock (280,000 shares after giving effect to the Company's two-for-one stock split as of February 10, 2000), of which 250,000 post-split shares were granted to Mr. Baker by USAi as of February 19, 1999 in accordance with his employment agreement ("2/19/99 Shares"), and 30,000 post-split shares were granted by USAi to Mr. Baker on December 20, 1999 ("12/20/99 Shares"). Mr. Baker's 2/19/99 Shares vest as to 60% on February 19, 2002 and as to an additional 20% on each of February 19, 2003 and 2004. The value of the 2/19/99 Shares as of
     December 31, 1999 was $6,906,250. Mr. Baker's 12/20/99 Shares vest on the third anniversary of the date of grant. The value of the 12/20/99 Shares as of December 31, 1999 was $828,750.

(11) Mr. Kaufman was appointed as Vice Chairman of USAi on October 13, 1999. Prior to that time, he served in the Office of the Chairman and as Chief Financial Officer of USAi and received compensation as such during fiscal 1999, which is reflected herein.

(12) As of December 31, 1999, Mr. Kaufman held 15,000 shares of restricted common stock (30,000 shares after giving effect to the Company's two-for-one stock split as of February 10, 2000), all of which were granted by USAi to Mr. Kaufman on December 20, 1999. Mr. Kaufman's shares vest on the third anniversary of the date of grant. The value of these shares as of December 31, 1999 was $828,750.

(13) Of this amount, Messrs. Kaufman, Kuhn and Durney elected to defer $225,000, $90,000 and $62,500, respectively, under USAi's 1998 Bonus Stock Purchase Program. Under the 1998 Bonus Stock Purchase Program in lieu of receiving a cash payment for the entire amount of their 1998 bonuses, all bonus eligible employees of USAi had a right to elect to purchase shares of common stock with up to 50% of the value of their 1998 bonus payments. Employees received a 20% discount on the purchase price of these bonus shares, which was calculated by taking the average of the high and low trading prices of common stock over a specified period of time in February 1999.

(14) As of December 31, 1998, Messrs. Kaufman and Kuhn held 20,000 and 7,500 shares of restricted common stock, respectively (40,000 shares and 15,000 shares, respectively, after giving effect to the Company's two-for-one stock split as of February 10, 2000), all of which were granted by USAi to such persons on December 15, 1998. Mr. Kuhn's shares vest on the third anniversary of the date of grant, and Mr. Kaufman's shares vested
     December 15, 1999. The value of these shares as of December 31, 1998 was $662,500 and $248,438, respectively. The value of Mr. Kuhn's shares as of December 31, 1999 was $414,375.

(15) Mr. Kuhn joined USAi as its Senior Vice President, General Counsel and Secretary on February 9, 1998.

(16) Reflects an annual base salary of $450,000 beginning February 9, 1998.

(17) Mr. Durney joined USAi as its Vice President and Controller on March 30, 1998.

(18) Reflects an annual base salary of $250,000 beginning March 30, 1998.

OPTION GRANTS

    The following table presents information with respect to options to purchase USAi's common stock granted to the Named Executive Officers during the year ended December 31, 1999. The grants were made under the 1997 Stock and Annual Incentive Plan ("1997 Incentive Plan").

    The 1997 Incentive Plan is administered by the Compensation/Benefits Committee and the Performance-Based Compensation Committee, which have the sole discretion to determine the selected officers, employees and consultants to whom incentive or non-qualified options, SARs, restricted stock and performance units may be granted. As to these awards, the Compensation/Benefits Committee and the Performance-Based Compensation Committee also have the sole discretion to determine the number, type, exercise price, vesting schedule and other terms, conditions and restrictions of the grants. The Compensation/Benefits Committee and the Performance-Based Compensation Committee also retain discretion, subject to plan limits, to modify the terms of outstanding options and to reprice such options. The exercise price of an incentive stock option granted under the 1997 Incentive Plan must be at least 100% of the fair market value of USAi's common stock on the date of grant. In addition, options granted under the 1997 Incentive Plan terminate within ten years of the date of grant. To date, only non-qualified stock options have been granted under the 1997 Incentive Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              PERCENT                                      POTENTIAL REALIZABLE
                                                              OF TOTAL                                       VALUE AT ASSUMED
                                        NUMBER OF            OPTIONS TO                                    ANNUAL RATES OF STOCK
                                       SECURITIES            EMPLOYEES           EXERCISE                 PRICE APPRECIATION FOR
                                       UNDERLYING             GRANTED              PRICE                      OPTION TERMS(3)
                                         OPTIONS               IN THE            PER SHARE   EXPIRATION   -----------------------
NAME                                  GRANTED(#)(1)         FISCAL YEAR          ($/SH)(1)    DATE(2)       5%($)        10%($)
----                                  -------------   ------------------------   ---------   ----------   ----------   ----------
Barry Diller........................           --                         --           --           --            --           --
  Chairman and Chief Executive
  Officer

Barry Baker.........................    2,400,000                       24.0%    18.78125     2/8/2009    12,285,063   31,132,763
  President and Chief Operating           700,000                        7.0%    27.90625    12/27/2009   28,347,425   71,837,941
  Officer

Victor A. Kaufman...................      700,000                        7.0%    27.90625    12/27/2009   12,285,063   31,132,763
  Vice Chairman

Thomas J. Kuhn......................           --                         --           --           --            --           --
  Senior Vice President, General
  Counsel and Secretary

Michael P. Durney...................           --                         --           --           --            --           --
  Vice President and Controller

------------------------

 (1) These option grants and the related exercise prices reflect the two-for-one stock split that became effective for holders of record as of the close of business on February 10, 2000.

 (2) Options granted during the year ended December 31, 1999, generally become exercisable in four equal annual installments commencing on the first anniversary of the grant date. These options expire ten years from the date of grant.

 (3) Potential value is reported net of the option exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of USAi's common stock as well as on the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    The table below presents information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1999, and the fiscal year-end value of all unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                                    VALUE            YEAR END (#)(1)               YEAR-END($)(2)
                                  ACQUIRED ON      REALIZED    ---------------------------   ---------------------------
NAME                             EXERCISE(#)(1)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             --------------   ----------   -----------   -------------   -----------   -------------
Barry Diller...................
  Chairman and Chief Executive
  Officer                          1,190,000      21,776,458   40,373,388      9,500,000     863,283,134    170,700,750

Barry Baker....................
  President and Chief Operating
  Officer                                 --              --           --      3,100,000              --     21,225,000

Victor A. Kaufman..............
  Vice Chairman                      200,000       3,504,247      870,000      1,522,000      14,867,508     14,988,266

Thomas J. Kuhn.................
  Senior Vice President,
  General Counsel and Secretary       60,000         663,750       65,000        375,000         993,125      5,746,875

Michael P. Durney..............
  Vice President and Controller           --              --       35,000        105,000         507,500      1,522,500

------------------------

 (1) Reflects the two-for-one stock split which became effective for holders of record as of the close of business on February 10, 2000.

 (2) Represents the difference between the $27.625 closing price of USAi's common stock on December 31, 1999 and the exercise price of the options (each, as adjusted to reflect the two-for-one stock split to holders of record as of the close of business on February 10, 2000), and does not include the U.S. federal and state taxes due upon exercise.

COMPENSATION OF OUTSIDE DIRECTORS

    Each director of USAi who is not an employee of USAi or any of its subsidiaries receives an annual retainer of $30,000 per year. USAi also pays each of these directors $1,000 for each USAi or USANi LLC Board meeting and each USAi or USANi LLC Board committee meeting attended, plus reimbursement for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. For the year ended December 31, 1999, the directors that were designated by Universal and Liberty waived their rights to receive the annual retainer and attendance fees.

    Under the USAi Directors' Stock Option Plan, directors who are not employees of USAi or any of its subsidiaries receive a grant of options to purchase 5,000 shares of USAi's common stock upon initial election to office and thereafter annually on the date of USAi's annual meeting of stockholders at which the director is re-elected. The exercise price per share of USAi's common stock subject to the options is the fair market value of USAi's common stock on the date of grant, which is defined as the mean of the high and low sale price on the date on any stock exchange on which the common stock is listed or as reported by NASDAQ or, in the event that the common stock is not so listed or reported, as determined by an investment banking firm selected by the Compensation/Benefits Committee. The options vest in increments of 1,667 shares on each of the first two anniversaries of the date of grant, and 1,666 shares on the third. The options expire ten years from the date of grant. For the year ended December 31, 1999, the directors that were designated by Universal and Liberty waived their rights to receive such option grants.

EQUITY COMPENSATION AGREEMENT; EMPLOYMENT AGREEMENTS

    MR. DILLER. Under the Equity and Bonus Compensation Agreement dated August 24, 1995, USAi issued and sold to Mr. Diller 883,976 shares of USAi's common stock at $5.65625 per share in cash (the

"Initial Diller Shares") and an additional 883,976 shares of common stock for the same per share price (the "Additional Diller Shares") payable by means of a cash payment of $2,210 and an interest-free, secured, non-recourse promissory note in the amount of $4,997,779. These amounts have been adjusted as appropriate to reflect the two two-for-one stock splits to holders of record as of the close of business on March 12, 1998 and February 10, 2000, respectively. The promissory note is secured by the Additional Diller Shares and by that portion of the Initial Diller Shares having a fair market value on the purchase date of 20% of the principal amount of the promissory note.

    Mr. Diller's Equity and Bonus Compensation Agreement with USAi also provides for a gross-up payment to be made to Mr. Diller, if necessary, to eliminate the effect of the imposition of the excise tax under Section 4999 of the Internal Revenue Code upon payments made to Mr. Diller and imposition of income and excise taxes on the gross-up payment.

    Mr. Diller was also granted a bonus arrangement, contractually independent from the promissory note, under which he received a bonus payment of approximately $2.5 million on August 24, 1996, and was to receive a further such bonus payment on August 24, 1997, which was deferred. The deferred amount accrues interest at a rate of 6% per annum. Mr. Diller also received $966,263 for payment of taxes by Mr. Diller due to the compensation expense which resulted from the difference in the per share fair market value of USAi's common stock and the per share purchase price of the Initial Diller Shares and Additional Diller Shares.

    MR. BAKER. On February 19, 1999, USAi and Mr. Baker entered into a five-year employment agreement, providing for an annual base salary of $750,000 per year. Mr. Baker is also eligible to receive an annual bonus based on the achievement of reasonable performance goals established in accordance with the Company's existing practices for peer executives.

    Mr. Baker's employment agreement provides for a grant of options to purchase 2,400,000 shares of USAi's common stock, as adjusted for USAi's two-for-one stock split to holders of record as of the close of business on February 10, 2000. Mr. Baker's options became exercisable with respect to 25% of the total shares on February 8, 2000, with an additional 25% vesting on each of the next three anniversaries of that date. Mr. Baker's employment agreement also provides for a grant of 250,000 post stock-split restricted shares of USAi common stock. Mr. Baker's restricted shares vest and the restrictions lapse with respect to 60% of the shares on February 8, 2002, and an additional 20% of the shares on each of the next two anniversaries of that date. Upon a change of control of USAi, 100% of Mr. Baker's options become vested and exercisable and 100% of his restricted stock becomes vested and all restrictions thereon lapse. Upon termination of Mr. Baker's employment by USAi for any reason other than cause, or if Mr. Baker terminates his employment for good reason, USAi is generally required to pay Mr. Baker, in a lump sum within thirty days of the termination date, (1) the present value of his base salary through the term of his agreement and (2) the average of the last two years' bonuses paid to Mr. Baker multiplied by the number of years remaining in the term of his agreement, except that if Mr. Baker's employment terminates due to death or disability, this lump sum cash payment will equal the base salary Mr. Baker would have earned through the end of the fiscal year in which the death or disability occurs. In addition, in the event of any such termination of Mr. Baker's employment, Mr. Baker's options will vest immediately and remain exercisable for at least two years from the date of termination and his restricted stock will immediately vest and all restrictions thereon will lapse.

    MR. DURNEY. On March 30, 1998, USAi and Mr. Durney entered into a three-year employment agreement, providing for an annual base salary of $250,000 per year. Mr. Durney is also eligible to receive an annual discretionary bonus.

    Mr. Durney's employment agreement provides for a grant of options to purchase 100,000 shares of USAi's common stock, as adjusted for USAi's two-for-one stock split to holders of record as of the close of business on February 10, 2000. Mr. Durney's options became exercisable with respect to 25% of the total shares on each of March 30, 1999 and March 30, 2000, with an additional 25% vesting on each of the next two anniversaries of that date. Upon a change of control of USAi, 100% of Mr. Durney's options become vested and exercisable. Mr. Durney's options expire upon the earlier to occur of 10 years from the date of grant or 90 days following the termination of his employment for any reason. In the event that Mr. Durney's employment is terminated by USAi for any reason other than cause, death or disability, USAi is required to pay Mr. Durney's base salary through the end of the term of his agreement, subject to mitigation by Mr. Durney.

    MR. KUHN. On February 9, 1998, USAi and Mr. Kuhn entered into a four-year employment agreement, providing for an annual base salary of $450,000 per year. Mr. Kuhn is also eligible to receive an annual discretionary bonus.

    Mr. Kuhn's employment agreement provides for a grant of options to purchase 400,000 shares of USAi's common stock, as adjusted for USAi's two-for-one stock split to holders of record as of the close of business on February 10, 2000.
Mr. Kuhn's options became exercisable with respect to 25% of the total shares on each of February 9, 1999 and February 9, 2000, with an additional 25% vesting on each of the next two anniversaries of that date. Upon a change of control of USAi, 100% of Mr. Kuhn's options become vested and exercisable. Upon termination of Mr. Kuhn's employment by USAi for any reason other than death, disability or cause, or if Mr. Kuhn terminates his employment for good reason, USAi is required to pay Mr. Kuhn the present value of his base salary through the term of his agreement in a lump sum within thirty days of the termination date, subject to mitigation by Mr. Kuhn. In the event of a termination for any reason other than death, disability or cause or if Mr. Kuhn terminates his employment for good reason, Mr. Kuhn's options will vest immediately and remain exercisable for one year from the date of such termination.

    MR. SILECK. On October 12, 1999, USAi and Mr. Sileck entered into a two-year employment agreement, providing for an annual base salary of $400,000 per year. Mr. Sileck is also eligible to receive an annual discretionary bonus.

    Mr. Sileck's employment agreement provides for a grant of options to purchase 75,000 shares of USAi's common stock, as adjusted for USAi's two-for-one stock split to holders of record as of the close of business on February 10, 2000. Mr. Sileck's options become exercisable with respect to 25% of the total shares on October 12, 2000, and on each of the next three anniversaries of that date. Upon a change of control of USAi, 100% of Mr. Sileck's options become vested and exercisable. Mr. Sileck's options expire upon the earlier to occur of 10 years from the date of grant or 90 days following the termination of his employment for any reason. In the event that Mr. Sileck's employment is terminated by USAi for any reason other than cause, death or disability, USAi is required to pay Mr. Sileck's base salary through the end of the term of his agreement, subject to mitigation by Mr. Sileck.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. William D. Savoy and Donald R. Keough served as members of the Compensation/Benefits Committee for the entire 1999 calendar year. Ms. Anne M. Busquet also served on the Compensation/ Benefits Committee during portions of 1999. None of these directors was ever an officer or employee of USAi or its subsidiaries.

PERFORMANCE GRAPH

    The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act", and together with the Securities Act, the "Acts"), except to the extent that USAi specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph below compares cumulative total return of USAi common stock, the Nasdaq Composite Index and the Standard & Poor's Entertainment Index based on $100 invested at the close of trading on December 31, 1994 through December 31, 1999. USAi selected the Standard & Poor's Entertainment Index as its Peer Group because it includes companies engaged in many of the same businesses as USAi.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   12/30/94  12/29/95  12/31/96  12/31/97  12/31/98  12/31/99
USAi                $100.00   $323.26   $220.93   $479.07   $616.28  $1,027.91
NASDAQ-COMPOSITE    $100.00   $139.92   $171.69   $208.83   $291.60    $541.16
S&P-ENTERTAINMENT   $100.00   $122.71   $149.25   $208.40   $386.77    $374.51

                        COMPENSATION/BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation/Benefits Committee of the Board of Directors furnished the following report on executive compensation for the 1999 fiscal year.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program is philosophically designed to reward exceptional performance and to align the financial interests of the Company's senior executives with those of the equity owners of the Company. To achieve this end, the Committee has developed and implemented a compensation program designed to attract and retain highly skilled executives with the business experience and acumen necessary for achievement of the Company's long-term business objectives. The Compensation/ Benefits Committee uses compensation surveys to provide information and data to assist it in developing compensation programs that are competitive with other similarly-situated companies.

    The Company's executive compensation consists of three components: base salary; an annual performance-based bonus; and stock-based compensation. The general guidelines used by the Company to determine these components are described below. Subject to these guidelines, bonus awards and option grants are awarded on a discretionary rather than a formulaic basis. The Company also occasionally grants restricted stock to employees who demonstrate extraordinary performance.

    The compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers is governed in part by the terms of certain agreements which are described under "Executive Compensation--Equity Compensation Agreement; Employment Agreements" herein.

BASE SALARY

    The base salaries paid to the Company's executive officers are based upon recommendations of senior management, and require approval of the Compensation/Benefits Committee. Management takes into account a variety of factors in determining base salary, including (i) competitive salaries for comparable officers at comparable companies, (ii) individual performance and an assessment of the value of the individual's services to USAi, (iii) the fairness of individual executive officers' salaries relative to their responsibilities,
(iv) the salaries of other executive officers, and (v) USAi's financial performance. At different times, depending upon prevailing circumstances, the Compensation/Benefits Committee gives these criteria varying degrees of weight.

ANNUAL BONUS

    The Company uses annual incentive bonuses to recognize individual performance and reward exceptional contributions to the Company's business. Bonuses are determined as follows: At the end of each fiscal year, a bonus pool is proposed by senior management and reviewed with the Compensation/ Benefits Committee. This pool is allocable to each division and to USAi. The bonus pool, which includes amounts to be paid to the Chief Executive Officer and the four other most highly compensated officers in the Company, is allocable to the divisions based on (i) USAi's EBITDA growth rate for the year (taking into account long-term investment); (ii) divisional contribution to the whole; and
(iii) the prior year's bonus pool. Although these factors are considered, bonus pools are allocated on a discretionary, rather than a formulaic basis.

    Once the bonus pool is established, the division heads and senior USAi management are responsible for making recommendations to the Compensation/Benefits Committee regarding allocation to executives other than the five most highly compensated officers of the Company based on a subjective assessment of individual performance. The Compensation/Benefits Committee is responsible for determining the CEO's bonus and the CEO makes recommendations to the Compensation/Benefits Committee regarding allocation of the bonus pool to the four other most highly compensated executive officers of the Company, which the Compensation/Benefits Committee then approves or disapproves. Subject to certain guidelines based on salary levels, bonuses are entirely discretionary, with exceptional efforts and results rewarded disproportionately. In lieu of receiving a cash payment for the entire amount of their annual bonuses, employees may elect to receive up to 50% of their bonus award in shares of USAi common stock, which may be purchased at a 20% discount to market price.

STOCK OPTIONS

    The Committee believes that its stock option program appropriately links executive interest to stockholder value. The Company makes annual option grants to eligible employees based on performance and issues options to certain employees upon initial employment and (promotion) and in connection with entering into certain new employment arrangements.

    The number of options available for grant each year and the allocation of options is determined as follows: At the end of the year, an aggregate option pool available for grant to executives at each division and at USAi is proposed by senior management and reviewed with and approved by the Compensation/ Benefits Committee. As is the case with bonuses, once the option pool is established, the division heads and senior USAi management are responsible for making recommendations to the Compensation/Benefits Committee regarding allocation to executives other than the five most highly compensated executive officers. As is the case with bonuses, the CEO makes recommendations to the Compensation/Benefits Committee regarding option grants to the four most highly compensated executive officers other than the CEO and the Compensation/Benefits Committee determines the number of options to be granted to the CEO. Subject to certain guidelines based on salary levels, option grants from the established pool are discretionary. In addition, a certain number of options are set aside each year for extraordinary grants to new hires, renewals or other grants that fall outside the annual grant program. All grants are reviewed and approved by the Compensation/Benefits Committee and the vast majority of the options granted vest over a four-year period.

TAX MATTERS

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company has structured certain of its compensation policies to comply with Section 162(m), including submitting certain matters to the Performance Board Compensation Committee. Option grants under the 1997 Incentive Plan are also structured to comply with
Section 162(m).

    Consistent with its philosophy of rewarding exceptional performance on a discretionary rather than a formulaic basis, the Board, the Compensation/Benefits Committee and the Performance-Based Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain awards that have already been granted, including options granted by a company that was subsequently acquired by USAi, may be nondeductible.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR THE FISCAL YEAR

    Effective September 25, 1998, the Compensation/Benefits Committee authorized the payment to Mr. Diller of an annual base salary of $500,000. Prior to such time, Mr. Diller had not received a salary from the Company. Mr. Diller's base salary for fiscal year 1999 remained unchanged and, like 1998, Mr. Diller did not receive a bonus or additional option grants in 1999. See "Executive Compensation--

Summary Compensation Table". Mr. Diller holds a significant equity stake in the Company and, to the extent his performance as CEO translates into an increase in the value of the Company's stock, all stockholders, including Mr. Diller, share the benefit. The Compensation/Benefits Committee believes Mr. Diller's compensation is reasonable. The Compensation/Benefits Committee may, in the future, elect to pay bonuses and/or grant additional options to Mr. Diller.

SUMMARY

    The Compensation/Benefits Committee believes that the Company's executive compensation program must continually provide executives with a strong incentive to focus on and achieve the Company's business objectives and link a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. By assuring that executives are appropriately compensated and therefore motivated, the long-term interests of stockholders will be best served. The actions taken by the Compensation/Benefits Committee in 1999 were consistent with this focus and the principles outlined above.

    Members of the Compensation Committee

    Anne M. Busquet

    Donald R. Keough

    William D. Savoy (Chairman)

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Mr. Diller, the Chairman of the Board and Chief Executive Officer of USAi, is the sole holder of the voting stock of the BDTV Entities. The BDTV Entities hold shares of USAi common stock and Class B common stock, which have effective voting control of USAi with respect to all matters submitted for the vote or consent of stockholders as to which stockholders vote together as a single class.

    As of January 1, 1998, USAi entered into a lease with Nineteen Forty
CC, Inc. under which USAi leases an aircraft (the "Current Aircraft") for use by Mr. Diller and other directors and executive officers of USAi and USANi LLC in connection with USAi's and USANi LLC's business. Nineteen Forty is wholly owned by Mr. Diller. The lease provides for monthly rental payments equal to the monthly operating expenses incurred by Nineteen Forty for operation and maintenance of the aircraft. The lease has a five-year term and is terminable by either party on thirty days' notice. In 1999, USAi paid a total of $2,066,000 in expenses related to the use of the aircraft. USAi believes that the terms of the lease are more favorable to USAi than those USAi would have received had it leased an aircraft from an unrelated third party or purchased and maintained a corporate aircraft.

    Nineteen Forty is currently negotiating to sell the Current Aircraft and, in anticipation of such sale, in 1999, USAi and Nineteen Forty acquired rights to a second aircraft (the "Replacement Aircraft") also for use by Mr. Diller and other directors and executive officers of USAi and USANi LLC in connection with USAi's and USANi LLC's business. Initially, Nineteen Forty was under contract to purchase the Replacement Aircraft. Nineteen Forty assigned to USAi its rights under the purchase agreement and, in exchange, USAi granted Nineteen Forty an option to purchase the Replacement Aircraft. Thereafter, USAi assigned all of its rights under the purchase agreement to a third party that purchased the Replacement Aircraft for approximately $22 million and leases it to USAi. The lease has a seven-year term and provides USAi with an option to purchase the aircraft.

    In 1997, USAi and Mr. Diller agreed to defer repayment of an interest-free, secured, non-recourse promissory note in the amount of $4,997,779 due from Mr. Diller from September 5, 1997 to September 5, 2007. As of December 31, 1999, the promissory note remained outstanding. In 1997, Mr. Diller and USAi agreed to defer the payment of a bonus in the amount of $2.5 million that otherwise was to be paid to Mr. Diller in 1997. The deferred bonus amount accrues interest at a rate of 6% per annum.

    In 1999, USAi, through Home Shopping Network, paid approximately
$1.5 million to Diane Von Furstenberg Studio L.P., of which Ms. Von Furstenberg, currently a member of the Board of Directors, is the founder and Chairman. Such payment was made for goods offered for sale on Home Shopping Network's programming services.

    In April 1996, USAi entered into a three-year consulting arrangement with General Schwarzkopf, currently a member of the Boards of Directors of USAi and USANi LLC. Under the consulting arrangement, General Schwarzkopf received options to purchase 90,000 shares of common stock at an exercise price of $5.55 per share, as adjusted for the two-for-one stock split to holders of record as of the close of business on February 10, 2000, all of which options are vested. These options expire as of April 3, 2006.

    On July 1, 1998, USAi made a $4.0 million loan to Mr. Held, who was the Chairman and Chief Executive Officer of Home Shopping Network and a member of the Board of Directors of USAi until March 5, 1999 when he resigned from all positions with USAi and its affiliates. The loan was made to facilitate
Mr. Held's construction of a personal residence. The loan bore interest at USAi's average bank rate during the term of the loan and was secured by Mr. Held's options to purchase 3,000,000 pre stock split shares of USAi's common stock. The loan was scheduled to mature on July 1, 1999 and was scheduled to be repaid in three quarterly installments, either in cash or through the exercise of options to purchase 163,600 pre stock split shares of USAi's common stock per installment following the public announcement of USAi's financial results for each of (1) the quarter ending September 30, 1998, (2) the year ending
December 31, 1998 and (3) the quarter ending March 31, 1999. As required under the terms of the loan, in November 1998, Mr. Held exercised options and used their net proceeds to repay the first installment on the loan in the amount of $1,375,568. Mr. Held repaid the remainder of the loan on March 18, 1999.

    Under the employment agreement entered into by Home Shopping Network and Mr. Held, in 1996, Home Shopping loaned Mr. Held $1.0 million for the purpose of purchasing a residence in the Tampa/St. Petersburg area. As of December 31, 1998, a $400,000 balance on the loan remained outstanding. The loan bore interest at 5% per annum, and the outstanding principal and any accrued and unpaid interest would become due and payable in the event that Mr. Held were terminated for any reason, on the first anniversary of the termination.
Mr. Held repaid the remainder of the loan on March 18, 1999.

UNIVERSAL TRANSACTION

    On February 12, 1998, the Company completed the Universal transaction, in which USAi acquired USA Networks, a New York partnership (which consisted of USA Network and Sci-Fi Channel cable television networks) and the domestic television production and distribution business ("Studios USA") of Universal from Universal. Universal is controlled by Seagram. USAi paid Universal approximately $1.6 billion in cash ($300 million of which was deferred with interest) and an effective 45.8% interest in USAi through shares of common stock, Class B common stock and shares of USANi LLC, a Delaware limited liability company ("USANi LLC"). The USANi LLC shares are exchangeable for shares of common stock and Class B common stock on a one-for-one basis.

    Due to Federal Communication Commission ("FCC") restrictions on foreign ownership of entities such as USAi that control domestic television broadcast licenses, Universal, which is controlled by Seagram, a Canadian company, is limited in the number of shares of USAi's stock that it may own. USAi formed USANi LLC primarily to hold USAi's non-broadcast businesses in order to comply with such FCC restrictions and for other tax and regulatory reasons. Universal's interest in USANi LLC is not subject to the FCC foreign ownership limitations. USAi maintains control and management of USANi LLC, and the businesses held by USANi LLC are managed by USAi in substantially the same manner as they would be if USAi held them directly through wholly owned subsidiaries.

    In connection with the Universal transaction, USAi, Seagram, Universal, Liberty and Mr. Diller entered into various transaction agreements, including the following:

    - an investment agreement, pursuant to which, among other things, (1) each of Universal and Liberty were granted a preemptive right, subject to limitations, to maintain their respective percentage ownership interests in USAi in connection with future issuances of USAi capital stock and
      (2) with respect to issuances of USAi capital stock in specified circumstances, Universal is obligated to maintain the percentage ownership interest in USAi that it had prior to the issuances;

    - a governance agreement which, among other things, (1) details restrictions on the acquisitions of additional USAi securities, on the transfer of USAi securities and other conduct restrictions, in each case, applicable to Universal and (2) governs Universal's and Liberty's rights to representation on the USAi Board of Directors and Liberty's, Universal's and Mr. Diller's right to approve certain fundamental changes by USAi or any USAi subsidiary;

    - a stockholders agreement which, among other things, governs the ownership, voting, transfer or other disposition of USAi securities owned by Universal, Liberty and Mr. Diller and their respective affiliates, and under which Mr. Diller exercises voting control over the equity securities of USAi held by these persons and their affiliates; and

    - a spinoff agreement which, in the event Mr. Diller no longer serves as Chief Executive Officer of USAi or becomes disabled, generally provides for interim arrangements relating to management of USAi and efforts to achieve a spinoff or sale of USAi's broadcast stations and, in the case of a spinoff, arrangements relating to their respective rights in USAi resulting from the spinoff.

    Summaries of these agreements are set forth in USAi's Annual Report on Form 10-K for the year ended December 31, 1998. Furthermore, copies of these agreements have been filed with the Securities and Exchange Commission as Appendices A through D to USAi's Definitive Proxy Statement, dated January 12, 1998, and are available from the Securities and Exchange Commission.

POLYGRAM FILMED ENTERTAINMENT AND OCTOBER FILMS TRANSACTIONS

    In May 1999, USAi acquired from an affiliate of Universal certain assets and liabilities relating to the domestic (including Canada) motion picture and home video distribution businesses of PolyGram Filmed Entertainment, Inc., including such businesses as conducted by Gramercy Pictures, Interscope Communications and Propaganda Films. The consideration in the transaction consisted of the assumption by USAi of certain liabilities of the acquired businesses. In addition, in connection with the transaction, USAi and Universal entered into various related agreements, including:

    - a domestic distribution agreement relating to certain PolyGram films, pursuant to which USAi has the exclusive right to distribute in the United States and Canada these films in theatres, on television and on video for a fee;

    - a $200 million interest-bearing promissory note, pursuant to which USAi loaned to Universal the face amount of the note, which is a recourse note and is payable out of the revenues otherwise due Universal under the distribution agreement; and

    - other ancillary agreements, relating to videogram fulfillment, music administration and transitional services.

    USAi believes that the terms of the PolyGram transaction are at least as favorable to USAi as the terms that would have been obtained from an unrelated third party.

    In addition, in May 1999, USAi acquired 100% of the capital stock of OFI Holdings, Inc., which owns the business of October Films. Universal was the majority shareholder in OFI. In the transaction, the minority shareholders of OFI received an aggregate of $12 million in respect of their equity interest in

OFI, Universal received 600,000 shares of USAi common stock in respect of its interest, and Universal also purchased 600,000 shares of USAi common stock for an aggregate purchase price of $12 million. The market price of USAi common stock was $18.75 per share on the trading day immediately prior to the date the OFI merger agreement was executed. The foregoing share numbers and market price have been adjusted as appropriate to reflect the two-for-one stock split to holders of record as of the close of business on February 10, 2000. The terms of this transaction were negotiated by USAi, Universal and a special committee of independent directors of OFI and their respective advisors.

EXERCISE OF PREEMPTIVE RIGHTS

    In 1999, pursuant to the investment agreement, each of Universal and Liberty exercised preemptive rights to acquire Company capital stock as follows (in each case, as adjusted as appropriate to reflect the two-for-one stock split to holders of record as of the close of business on February 10, 2000): (a) with respect to the issuance of common stock in connection with option exercises and related events between June 11, 1998 and May 31, 1999 (i) on July 19, 1999, Universal acquired 14,781,752 shares of USANi LLC for an aggregate consideration of $242,272,915, or $16.39 per share and (ii) on July 19, 1999, Liberty acquired 6,958,972 shares of common stock for an aggregate consideration of $114,057,551, or $16.39 per share; and (b) with respect to the issuance of 1,200,000 shares of common stock to Universal in connection with the October transaction described above, (i) on July 19, 1999, Liberty acquired 318,318 shares of common stock for an aggregate consideration of $6,248,582.34, or $19.63 per share.

RELATIONSHIP BETWEEN USAI AND UNIVERSAL

    Under the Universal transaction, USAi and some of its subsidiaries entered into business agreements with Universal and some of its subsidiaries relating to, among other things: (1) the domestic distribution by USAi of Universal-produced television programming and Universal's library of television programming; (2) the international distribution by Universal of television programming produced by Studios USA; (3) long-term arrangements relating to the use by Studios USA of Universal's production facilities in Los Angeles and Orlando, Florida; and (4) a joint venture relating to the development of international general entertainment television channels.

    As part of the Universal transaction, Universal and USAi agreed to form a 50-50 joint venture to be managed by Universal which would own, operate and exploit the international development of USA Network, Sci-Fi Channel and Universal's action/adventure channel, "13th Street". USAi elected to have Universal buy out its 50% interest in this venture. Accordingly, during the first half of 1999, USANi LLC reversed amounts previously recorded for its share of losses of the joint venture.

    Universal, through its ownership of USAi stock and USANi LLC shares, is USAi's largest stockholder, assuming conversion of Universal's LLC Shares that is not currently permissible under FCC rules. Messrs. Bronfman, Matschullat, Minzberg and Mulligan are members of the Boards of Directors of USAi and USANi LLC and, other than Mr. Minzberg, hold director and executive positions with Universal and its affiliates, including Seagram. These individuals were elected to the Boards of Directors of USAi and USANi LLC under the transaction agreements relating to the Universal transaction. The Bronfman family, which includes Mr. Bronfman, holds a controlling interest in Seagram, which holds a controlling interest in Universal. Other than in their capacities as stockholders and officers of Seagram or Universal, and as directors and stockholders of USAi and USANi LLC, these individuals do not have any direct or indirect interest in the Universal-USAi agreements.

    As described above, in May 1999, USAi and Universal entered into certain agreements relating to the PolyGram Filmed Entertainment and October Films transactions.

    USAi believes that the business agreements between USAi and Universal entered into as part of these transactions are all on terms at least as favorable to USAi and USANi LLC as terms that could have been obtained from an independent third party.

    In the ordinary course of business, USAi and USANi LLC may determine to enter into other agreements with Universal and its affiliates.

RELATIONSHIP BETWEEN USAI AND LIBERTY

    In March 1999, AT&T Corp. ("AT&T") acquired all of the outstanding common stock of Tele-Communications, Inc. ("TCI"), through a merger in which TCI became a subsidiary of AT&T. Liberty is an indirect wholly-owned subsidiary of TCI. As a result of this merger and certain governance provisions implemented at the time of the merger, based on information publicly reported by Liberty, neither AT&T nor TCI is deemed to be the beneficial owner of securities of USAi owned by Liberty. Based on such information, USAi does not believe that the business combination between AT&T and TCI will substantially impact USAi's relationship with Liberty.

    USAi and USANi LLC in the ordinary course of business enter into agreements with AT&T and its subsidiaries relating to, among other things, the carriage of the USA Networks cable networks and the Home Shopping Network and America's Store programming and the acquisition of, or other investment in, businesses related to the businesses of USAi and USANi LLC. Currently, none of the members of USAi's Board of Directors is affiliated with, or has been designated by, Liberty. Under the agreements relating to the Universal transaction, two designees of Liberty, Messrs. Malone and Bennett, are members of the USANi LLC Board of Directors. Liberty holds a substantial equity interest in USAi and USANi LLC, and Liberty is a party to the Universal transaction agreements filed as exhibits to USAi's publicly filed reports.

    In the ordinary course of business, USA Networks and Home Shopping Network enter into agreements with the operators of cable television systems for the carriage of USA Networks' cable networks and the Home Shopping Network and America's Store programming over cable television systems. USA Networks and Home Shopping Network have entered into agreements with a number of cable television operators in which AT&T has an ownership or management interest. The Home Shopping Network contracts are long-term and provide for a minimum subscriber guarantee and incentive payments based on the number of subscribers. Payments by Home Shopping Network to AT&T and its affiliates under these contracts for cable commissions and advertising were approximately $12.02 million for the year ended December 31, 1999. The renewal of the USA Network contract is currently being negotiated. Sci-Fi Channel has entered into a long-term contract, which may provide for carriage commitments, and provides a fee schedule based upon the number of subscribers. Payments by AT&T and its affiliates to USA Networks under these contracts were approximately $70.4 million in the aggregate for the year ended December 31, 1999.

    During April 1996, Home Shopping Network sold a majority of its interest in HSN Direct Joint Venture, its infomercial operation, for $5.9 million to entities controlled by Flextech P.L.C., a company controlled by Liberty. In each of February 1998, 1999 and 2000, Flextech paid Home Shopping Network a $250,000 installment of the purchase price. Home Shopping Network retains a 15% interest in the venture and a related corporation.

    During 1996, Home Shopping Network, along with Jupiter Programming Company, formed Shop Channel, a television shopping venture based in Tokyo. Liberty Media International, Inc., a subsidiary of Liberty, owns a 50% interest in Jupiter, the 70% shareholder in the venture. Home Shopping Network owns a 30% interest in Shop Channel. During 1999, Home Shopping Network loaned $2.5 million to Shop Channel. In addition, Home Shopping Network sold inventory and provided services in the amount of $1.3 million to Shop Channel during 1999.

    USAi and USANi LLC believe that their business agreements with AT&T and Liberty have been negotiated on an arm's-length basis and contain terms at least as favorable to USAi and USANi LLC as those that could be obtained from an unaffiliated third party. Neither Liberty nor AT&T derives any benefit from such transactions other than in its capacity as a stockholder of the other party or USAi and USANi LLC, as the case may be.

    In the ordinary course of business, and otherwise from time to time, USAi and USANi LLC may determine to enter into other agreements with Liberty, AT&T and other AT&T subsidiaries.

                                 ANNUAL REPORTS

    Upon written request to the Corporate Secretary, USA Networks, Inc., 152 West 57th Street, New York, New York 10019, the Company will provide without charge to each person solicited an additional copy of USAi's 1999 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. The Company will furnish a requesting securityholder with any exhibit not contained therein upon payment of a reasonable fee.

                           PROPOSALS OF STOCKHOLDERS

    The Company currently intends to hold its next annual meeting in May of Year 2001. Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the Year 2001 Annual Meeting of Stockholders must submit the proposal to the Company at its principal executive offices no later than December 15, 2000. Stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 2, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

    The Board has no knowledge of any other matters to be presented at the meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

    YOUR VOTE IS VERY IMPORTANT. YOUR BOARD URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          USA NETWORKS, INC.

    If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. at their toll free number: 1-800-322-2885.

New York, New York
March [6], 2000

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                                                                      APPENDIX A

                               USA NETWORKS, INC.

                      2000 STOCK AND ANNUAL INCENTIVE PLAN

        SECTION 1. Purpose; Definitions

    The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation and increases in shareholder value.

    For purposes of the Plan, the following terms are defined as set forth below:

    (a) "AFFILIATE" means a corporation or other entity controlling, controlled by or under common control with the Corporation.

    (b) "AWARD" means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit or Bonus Award.

    (c) "AWARD CYCLE" shall mean a period of consecutive fiscal years or portion thereof designated by the Committee over which Performance Units are to be earned.

    (d) "BOARD" means the Board of Directors of the Corporation.

    (e) "BONUS AWARD" means an annual bonus award made pursuant to Section 10.

    (f) "CAUSE" means, except as otherwise determined by the Committee pursuant to an Award agreement, the willful and continued failure on the part of a participant substantially to perform his employment duties in any material respect, or such other events as shall be determined by the Committee; provided, that "Cause" includes, without limitation: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a participant; (ii) a material breach by a participant of a fiduciary duty owed to the Corporation or any of its subsidiaries; (iii) a material breach by a participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Corporation or any of its subsidiaries; and (iv) the willful or gross neglect by a participant of his employment duties. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

    (g) "CHANGE IN CONTROL" and "CHANGE IN CONTROL PRICE" have the meanings set forth in Sections 11(b) and (c), respectively.

    (h) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (i) "COMMISSION" means the Securities and Exchange Commission or any successor agency.

    (j) "COMMITTEE" means the Committee referred to in Section 2.

    (k) "COMMON STOCK" means common stock, par value $.01 per share, of the Corporation.

    (l) "CORPORATION" means USA Networks, Inc., a Delaware corporation.

    (m) "COVERED EMPLOYEE" means a participant designated prior to the grant of shares of Restricted Stock, Performance Units or Bonus Awards by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

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    (n) "DISABILITY" means, except as otherwise determined by the Committee in an Award Agreement, permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

    (o) "EARLY RETIREMENT" means retirement from active employment with the Corporation, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

    (p) "EBITDA" means for any period, the consolidated earnings (losses) of the Corporation before extraordinary items and the cumulative effect of accounting changes, as determined by the Corporation in accordance with GAAP, and before interest (expenses or income), taxes, depreciation, amortization, non-cash gains and losses from sales of assets other than in the ordinary course of business and non-cash expense charged against earnings resulting from the application of accounting for business combinations in accordance with Accounting Principles Board Opinion No. 16 ("APB No. 16").

    (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    (r) "FAIR MARKET VALUE" means, as of any given date, the last reported sales price of the Common Stock in the over-the-counter market, as reported by NASDAQ (or, if the Common Stock is listed on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national security exchange on which the Common Stock is listed or admitted to trading) on the last preceding date or, if there are no reported sales on that date, on the last day prior to that date on which there are such reported sales.

    (s) "INCENTIVE STOCK OPTION" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

    (t) "NONQUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

    (u) "NORMAL RETIREMENT" means retirement from active employment with the Corporation, a subsidiary or Affiliate at or after age 65.

    (v) "PERFORMANCE GOALS" means the performance goals established by the Committee in connection with the grant of Restricted Stock, Performance Units or Bonus Awards. In the case of Qualified-Performance Based Awards, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, EBITDA, operating income, revenues, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), and/or stock price, with respect to the Corporation or such subsidiary, division or department of the Corporation for or within which the participant performs services and that are intended to qualify under
Section 162(m)(4)(c) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations.

    (w) "PERFORMANCE UNITS" means an award made pursuant to Section 8.

    (x) "PLAN" means the USA Networks, Inc. 2000 Stock and Annual Incentive Plan, as set forth herein and as hereinafter amended from time to time.

    (y) "PLAN YEAR" means the calendar year or, with respect to Bonus Awards, the Corporation's fiscal year if different.

    (z) "QUALIFIED PERFORMANCE-BASED AWARD" means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of
Section 162(m)(3) of the Code in the year in which the Company would expect to be

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able to claim a tax deduction with respect to such Awards and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

    (aa) "RESTRICTED STOCK" means an award granted under Section 7.

    (bb) "RETIREMENT" means Normal or Early Retirement.

    (cc) "SECTION 162(M) EXEMPTION" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
Section 162(m)(4)(C) of the Code.

    (dd) "STOCK APPRECIATION RIGHT" means a right granted under Section 6.

    (ee) "STOCK OPTION" means an option granted under Section 5.

    (ff) "TERMINATION OF EMPLOYMENT" means the termination of the participant's employment with the Corporation and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Corporation or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

        SECTION 2. Administration

    The Plan shall be administered by the Compensation/Benefits Committee or such other committee of two or more directors as the Board may from time to time designate (the "COMMITTEE"), which shall be appointed by and serve at the pleasure of the Board.

    The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Corporation and its subsidiaries and Affiliates.

    Among other things, the Committee shall have the authority, subject to the terms of the Plan:

    (a) To select the officers and employees, to whom Awards may from time to time be granted;

    (b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Bonus Awards or any combination thereof are to be granted hereunder;

    (c) Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

    (d) Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

    (e) Modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

    (f) Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

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    (g) Determine under what circumstances an Award may be settled in cash or
Common Stock under Sections 5(j), 8(b)(i), 10(b), and 11(a)(iii).

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

    The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (c), (f),
(g), (h) and (i) of Section 5 (provided that without approval by the Board no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and
(ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee. Any action permitted to be taken by the Committee under the Plan may be taken by the full Board in its discretion, and in such case the Board shall be treated as the Committee hereunder.

    Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

        SECTION 3. Common Stock Subject To Plan

    The total number of shares of Common Stock reserved and available for grant under the Plan shall be 20,000,000. No participant may be granted Awards pursuant to the Plan covering in excess of 16,000,000 shares of Common Stock over the life of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

    If any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

    In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a Spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitation upon Awards to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to cause the Corporation to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of the Stock available for issuance under Awards under Section 3 will be increased to reflect such substitution or assumption.

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        SECTION 4. Eligibility

    Persons who serve or agree to serve as officers, employees, directors or consultants of the Corporation (including prospective officers or employees), its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

        SECTION 5. Stock Options

    Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    The Committee shall have the authority to grant any participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Corporation and its "subsidiaries" and "parent", if any (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

    Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a StockOption, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such grant shall become effective upon the date of grant (subject to conditions set forth therein), and the execution of the option agreements(s) may occur following the grant of the Stock Option.

    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

    (a) OPTION PRICE. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

    (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Incentive Stock Option is granted.

    (c) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

    (d) METHOD OF EXERCISE. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the

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Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

    In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds from shares of Common Stock owned by the optionee necessary to pay the purchase price, and, if requested, to pay the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

    In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

    No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 14(a).

    (e) NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, pursuant to (a) a qualified domestic relations order (as defined in the Code, or the regulations thereunder), (b) a gift to such optionee's immediate family or other specified individuals or entities, whether directly or indirectly or by means of a trust, partnership, limited liability corporation or otherwise, if expressly permitted under the applicable option agreement or (c) a gift to a charitable organization, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or any person to whom the Stock Option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order or a gift permitted under the applicable option agreement. For purposes of this Section 5(e), "immediate family" shall mean, except as otherwise defined by the Committee, the optionee's spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or the laws of descent and distribution.

    (f) TERMINATION BY DEATH. Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee's Termination of Employment is by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

    (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee's Termination of Employment is by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 3 years from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option,

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whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

    (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee's Termination of Employment is by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of 5 years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

    (i) OTHER TERMINATION. Unless otherwise determined by the Committee (in the option agreement or otherwise): (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 3 months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such 3-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, unless otherwise determined by the Committee (in the option agreement or otherwise), if an optionee incurs a Termination of Employment at or after a Change in Control (as defined Section 11(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) 6 months and one day from the date following such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

    (j) CASHING OUT OF STOCK OPTION. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

    (k) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 10 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.

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Notwithstanding the foregoing, if the exercise of any right granted pursuant to this Section 5(k) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(k) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 5(k) with Common Stock (or shares of common stock of the entity surviving the Change in Control transaction, or its parent corporation, if applicable) with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

        SECTION 6. Stock Appreciation Rights

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this
    Section 6.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

        (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

        (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
    Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares in respect of which the Stock Appreciation Right has been exercised.

        SECTION 7. Restricted Stock

    (a) ADMINISTRATION. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

    The Committee may, prior to grant, condition the vesting of Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to or instead of requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

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    (b) AWARDS AND CERTIFICATES. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the USA Networks, Inc. 2000 Stock and Annual Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of USA Networks, Inc."

The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    (c) TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and
    (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

        (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to
    Section 14(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends and (3) dividends payable in shares of a subsidiary of the Corporation upon a Spin-off transaction shall be held as restricted shares subject to the vesting provisions of the underlying Restricted Stock.

        (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 11(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

        (iv) In the event of a participant's Retirement or a participant's involuntary Termination of Employment (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

        (v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

        (vi) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

        SECTION 8. Performance Units

    (a) Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

    The Committee may condition the settlement of Performance Units upon the continued service of the participant, the attainment of Performance Goals, or both. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

    (b) TERMS AND CONDITIONS. Performance Units Awards shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Corporation's performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant.

        (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 11(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

        (iii) Except to the extent otherwise provided in Section 11(a)(iii), upon a participant's Termination of Employment (other than for Cause), or in the event of a participant's Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant's Termination of Employment is by reason of death or Disability) with respect to any or all of such participant's Performance Units.

        (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

        (v) If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

        (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

        SECTION 9. Tax Offset Bonuses

    At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

        SECTION 10. Bonus Awards

    (a) Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year. Prior to the beginning of the Plan Year (or such later date as may be prescribed by the Internal Revenue Service under
Section 162(m) of the Code), the Committee shall establish Performance Goals for Bonus Awards for the Plan Year; provided, that such Performance Goals may be established at a later date for participants who are not Covered Employees. Bonus amounts payable to any individual participant with respect to a Plan Year will be limited to a maximum of $10 million. To the extent provided by the Committee, a participant may elect to defer receipt of amounts payable under a Bonus Award for a specified period, or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee.

    (b) Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in shares of Common Stock (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year, but in any event within 90 days following the close of the Plan Year. The Bonus Award for any Plan Year to any participant may be reduced or eliminated by the Committee in its discretion.

    (c) Termination of Employment. A participant shall not be entitled to receive payment of a Bonus Award, unless the annual Performance Goals for the Plan Year are satisfied or as otherwise set forth in Section 11, if at any time prior to the end of the Plan Year the participant has a Termination of Employment for any reason other than death or Disability.

        SECTION 11. Change In Control Provisions

    (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:

        (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become immediately fully exercisable and vested.

        (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall immediately lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

        (iii) All Performance Units shall be considered to be immediately earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash or shares of Common Stock, as determined by the Committee, as promptly as is practicable.

        (iv) To the extent determined by the Committee, Bonus Awards may be paid in whole or in part to participants notwithstanding the attainment of Performance Goals.

    (b) DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, unless otherwise provided in an option agreement or other agreement relating to an Award, a "Change in Control" shall mean the happening of any of the following events:

        (i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, Universal Studios, Inc. and their respective Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Corporation representing more than 50% of the voting power of the then outstanding equity securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection
    (i), the following acquisitions shall not constitute a Change of Control:
    (A) any acquisition by the Corporation, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
    (B) and (C) of subsection (iii); or

        (ii) Individuals who, as of February 22, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 22, 2000, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (iii) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities,
    (B) no Person (excluding Barry Diller, Liberty Media Corporation, Universal Studios, Inc. and their Affiliates, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Corporation existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

        (iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

    (c) CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date the right set forth in Section 5(k) is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

        SECTION 12. Term, Amendment And Termination

    The Plan will terminate 10 years after the effective date of the Plan; provided, that the Plan Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or Bonus Award theretofore granted without the optionee's or recipient's consent. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by law or agreement.

    The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder of such Award without the holder's consent.

    Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

        SECTION 13. Unfunded Status Of Plan

    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

        SECTION 14. General Provisions

    (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(2) Listing or approval for listing upon notice of issuance, of such shares on NASDAQ or on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(3) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(4) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

    (a) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

    (b) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any subsidiary or Affiliate to terminate the employment of any employee at any time

    (c) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

    (d) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment with respect to Restricted Stock shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

    (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

    (f) In the case of a grant of an Award to any employee of a subsidiary or other Affiliate of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary or such other Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

    (g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

        SECTION 15. Effective Date Of Plan

    The Plan shall be effective as of February 22, 2000, the date it was approved by the Board, subject to later approval by the Corporation's stockholders; provided, however, that no Awards may be exercised or paid out prior to receipt of such stockholder approval.

                                                                      APPENDIX B

                               USA NETWORKS, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    1. PURPOSE. The purpose of the USA Networks, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide non-employee Directors of USA Networks, Inc. (or any successor thereto) (the "Company") with an opportunity to defer certain compensation earned as a Director.

    2. EFFECTIVE DATE. The Plan shall become effective upon approval by both the Board of Directors and the stockholders of the Company.

    3. ELIGIBILITY. Any Director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company is eligible to participate in the Plan.

    4.  ELECTION TO DEFER COMPENSATION.

        a. TIME OF ELIGIBILITY. An election to defer compensation shall be made by a nominee for election as a Director who is not then serving as a Director prior to the time of election to the Board for the relevant elected term and prior to the right to receive any compensation with respect to such term. A Director who has not previously elected to defer receipt of compensation or who has subsequently discontinued such election may elect to defer compensation by giving notice prior to November 1 of each year, but any such election shall only be effective for compensation payable during the calendar year following such notice and thereafter. An election shall continue in effect until the end of the participant's service as a Director or until the end of the calendar year during which the Director gives the Company written notice of the discontinuance of the election, whichever shall occur first. Such a notice of discontinuance shall operate prospectively from the first day of the calendar year following the giving of notice referred to in the preceding sentence, and compensation payable during any subsequent calendar year shall not be deferred (absent any timely future deferral election), but compensation theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which it was withheld.

        b. AMOUNT OF DEFERRAL. A participant may only elect to defer receipt of all or a specified portion of the annual retainer fee receivable by such Director for service as a Director of the Company, but not any other compensation or expense reimbursement.

        c. MANNER OF ELECTING DEFERRAL. A participant shall elect to defer compensation by giving written notice to the Company in the form attached hereto as Exhibit A. Such notice shall include:

        (i) the percentage or amount of compensation to be deferred;

        (ii) an allocation of the deferral between the "Cash Fund" or "Share Units"; and

        (iii) an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the deferred compensation (plus the amounts credited under Section 5), such lump-sum payment or the first installment payment occurring on the later of January 15 of the year following the year in which service as a Director terminates or six months from the date on which service as a Director terminates.

    5. DEFERRED COMPENSATION ACCOUNT. The Company shall establish a deferred compensation account (the "Account") for each participant.

        (i) For amounts deferred to the Cash Fund, the Account will be credited as follows:

        (a) at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer, and

        (b) at the end of each calendar year or initial or terminal portion of a year, with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of The Chase Manhattan Bank (or any successor thereto) for the relevant year or portion thereof (the "Interest Equivalents"), upon the average daily balance in the Account during such year or portion thereof.

        (ii) For amounts deferred to Share Units, the Account will be credited as follows:

        (a) at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer. Such amount shall be converted on such date to a number of Share Units (computed to the nearest 1/1000 of a share) equal to the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Company which theoretically could have been purchased on such date with such amount, using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Stock Market's National Market System ("Nasdaq"), or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded;

        (b) on each date on which a dividend is paid on the Common Stock, with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of dividends payable on the number of shares equal to the number of Share Units in the participant's Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in 5(ii) (a) above; and

        (c) on the date of any stock split or stock dividend, with the number of Shares Units necessary for an equitable adjustment.

    6. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant's Account on any date shall consist of (i) in the case of the Cash Fund, the sum of the compensation deferred in accordance with paragraph 4(c) above and the Interest Equivalents credited through such date, and (ii) in the case of the Share Units, the market value of the corresponding number of shares of Common Stock on such date, determined using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on Nasdaq, or if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded. The Account balances shall be credited with Interest Equivalents or additional Share Units for so long as there is an outstanding balance in the Account. As promptly as practicable following the close of each calendar year a statement shall be sent to each participant as to the balance in the participant's Account as of the end of such year.

    7. PAYMENT OF DEFERRED COMPENSATION. No payment may be made from a participant's Account except as follows:

        a. The balance in a participant's Account in the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of paragraph 4(c) above. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. Each payment pursuant to this paragraph 7(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.

        b. The balance in a participant's Account in Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the participant's Account. If annual installments are elected, the whole number of shares of Common Stock in the first payment shall be a fraction of the number of Share Units in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The whole number of shares of Common Stock in each subsequent payment shall be a fraction of the Share Units in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

        c. Notwithstanding the election of the participant pursuant to paragraph 4(c), in the event of a participant's death or termination of service due to conflict of interest, illness or disability, the balance in the participant's Account (in the case of the Cash Fund including Interest Equivalents in relation to the elapsed portion of the year of death or termination of service) shall be determined as of the date of death or termination of service due to conflict of interest, illness or disability, and such balance shall be paid in a single payment in cash in the case of the Cash Fund or in actual shares of Common Stock in the case of Share Units to the participant or the participant's estate, as the case may be, as soon as reasonably possible thereafter.

        d. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Company common stock outstanding), as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or an extraordinary corporate transaction, including, without limitation, any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial liquidation of the Company, the Board of Directors of the Company may make such equitable substitution or adjustments in the aggregate number of Share Units in a participant's Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance as the Board deems appropriate. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors of the Company shall be authorized to cause the Company to pay to a Participant the value of such Participant's Account (whether or not represented by Share Units) at such time in the form of a cash payment; provided, however that in the event of a merger of the Company with or into another corporation or upon the sale of all or substantially all of the property of the Company to another corporation or person, the Board of Directors of the Company may elect, in lieu of causing the Company to make a cash payment in respect of any Share Units previously credited to a Participant's Account, to have the successor corporation assume the Company's obligations hereunder and substitute an appropriate number of shares of stock and Share Units of such successor entity.

    8. PARTICIPANT'S RIGHTS UNSECURED. The right of a participant to receive any unpaid portion of the participant's Account, whether the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.

    9. NONASSIGNABILITY. The right of a participant to receive any unpaid portion of the participant's Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

    10. ADMINISTRATION. This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

    11. STOCK SUBJECT TO PLAN. The total number of Share Units that may be credited to the Accounts of all eligible Directors, and the total number of shares of Common Stock reserved and available for issuance, under the Plan shall be 100,000.

    12. CONDITIONS UPON ISSUANCE OF COMMON STOCK. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    13. AMENDMENT AND TERMINATION. This Plan may be amended, modified or terminated at any time by the Board of Directors of the Company; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts theretofore accrued to the participant's Account.

                                                                       EXHIBIT A

                                    ELECTION

TO THE SECRETARY OF USA NETWORKS, INC. (the "Company"):

    Pursuant to paragraph 4 of the USA Networks, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan"), the undersigned hereby elects to defer
      % of all future payments with respect to the annual retainer fee for service on the Board of Directors of the Company in accordance with the terms of
the Plan. Of such amount       % shall be deferred to the Cash Fund and       %
shall be deferred to Share Units.

    Except as otherwise provided by the Plan, the compensation deferred is to be paid to me in the following manner (check and complete one):

    - single lump-sum payment in cash or Company common stock, as the case may be, to be paid on the later of January 15 of the year following the year in which my service terminates or six months from the termination of my service; or

    - installment payments in       (insert number up to five) annual
      installments, the first annual installment to be paid on the later of January 15 of the year following the year in which my service terminates or six months from the termination of my service, and the subsequent annual installment payments to begin on January 15 of the year following the year in which my first payment was made.

    It is understood that this election must be submitted to the Secretary of the Company

    - by November 1 for continuing directors to begin deferrals for payments otherwise to be received beginning in the next calendar year, or

    - prior to beginning service on the Board for new directors.

    The undersigned hereby acknowledges that this election is subject to the terms of the Plan.

                                                       ---------------------------------------------
                                                       (Signature of Director)

Date:                                                  ---------------------------------------------
                                                       (Printed or typed name of Director)

    Received on the ___ day of ___________ on behalf of USA Networks, Inc.

                                                       ---------------------------------------------
                                                                         SECRETARY

                               USA NETWORKS, INC.

                                    P R O X Y

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USA NETWORKS, INC. IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 30, 1999

         The undersigned stockholder of USA Networks, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March [6], 2000, and hereby appoints each of Thomas J. Kuhn, Michael P. Durney, Roger W. Clark and Daniel L. Burch, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of USA Networks, Inc. to be held on Tuesday, April 4, 2000, at 10:00 a.m., Eastern Time, at The Essex House Hotel,
160 Central Park South, New York, New York, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

                               (See reverse side)

                                                 USA NETWORKS, INC.
                                                 P.O. BOX 11070
                                                 NEW YORK, NY 10203-0070

  THE USAI BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1.   ELECTION OF DIRECTORS. |_| FOR all nominees listed below
                            |_| EXCEPTIONS                |_| WITHHOLD AUTHORITY

                                                           to vote for all the
                                                           nominees listed below

Nominees:      Paul G. Allen               Anne M. Busquet*           Donald R. Keough*         Brian C. Mulligan
               Barry Baker                 Barry Diller               Robert W. Matschullat     William D. Savoy*
               Edgar Bronfman, Jr.         Victor A. Kaufman          Samuel Minzberg           Gen. H. Norman Schwarzkopf*
                                                                                                Diane Von Furstenberg

* To be voted upon by the holders of common stock voting as a separate class.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified.

                           (CONTINUED FROM OTHER SIDE)

2. THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CLASS B COMMON STOCK.

     |_|  FOR                   |_|  AGAINST                   |_|  ABSTAIN

3.   THE PROPOSAL TO APPROVE THE COMPANY'S 2000 STOCK AND ANNUAL INCENTIVE PLAN.

     |_|  FOR                   |_|  AGAINST                   |_|  ABSTAIN

4. THE PROPOSAL TO APPROVE THE COMPANY'S DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

     |_|  FOR                   |_|  AGAINST                   |_|  ABSTAIN

5. THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

     |_|  FOR                   |_|  AGAINST                   |_|  ABSTAIN

                                   Change of Address |_|
                                   Mark here

                                   Please sign exactly as name appears on Proxy.

                                   Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:_______________________________________

                                   _____________________________________________
                                                      Signature
                                   _____________________________________________
                                             (Signature, if held jointly)
                                   _____________________________________________
                                                      (Title)

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN       VOTES MUST BE INDICATED
the enclosed postage prepaid envelope.)           (X) IN BLACK OR BLUE INK. |X|